Exhibit 4.7

Master Service Contract for Products General Conditions

Master Service Contract for Products

This agreement (hereafter the “Master Service Contract”) for the transportation of products, storage of products, loading of Products into Tank Trucks and unloading of products in ports for “ECOPETROL Products” (term defined in Clause 33 of the General Conditions of this Master Service Contract), is signed April 1, 2013 (hereafter the “Date of Signature”), by and between,

1.	CENIT TRANSPORTE Y LOGÍSTICA DE HIDROCARBUROS S.A.S., a Colombian commercial corporation and type of simplified joint stock company, domiciled in Bogota, D.C., incorporated through a private document dated June fifteenth (15th), 2012, registered in the commercial registry on June fifteenth (15th), 2012, with commercial registration number 02224959, represented for the purpose of entering into this Master Service Contract by Camilo Marulanda López, identified by the title below his signature, authorized for such purposes by the Board of Directors as provided for under Meeting Minutes No. 8 of February twenty-first (21st), 2013 (hereafter “CENIT”); and

2.	ECOPETROL S.A., a mixed economy company linked to the Ministry of Energy and Mines, with its principal domicile in Bogota, Capital District, with Tax Identification Number 899.999.068-1, represented for the purpose of entering into this Master Service Contract by Javier Genaro Gutierrez Pemberthy, identified by the title below his signature, acting in his capacity as President, with authority to sign this Master Service Contract as provided for under the Manual for Delegation of Authority for ECOPETROL S.A. (hereafter, “ECOPETROL”).

Based on the foregoing conditions, CENIT and ECOPETROL (together the “Parties” and, individually, a “Party” or the “Party”), hereby affirm that they have entered into this Master Service Contract, taking into account the following

Recitals

1.	ECOPETROL engages in activities related to the exploration, production, refining and transport of hydrocarbons, which are characterized as public utilities in accordance with the provisions set forth in Article 4 of the Petroleum Code.

2.	ECOPETROL, prior to the Date of Signature, had infrastructure, either owned by it or held under a concession, for the loading, transport and storage of Products.

3.	ECOPETROL, likewise (i) subject to available capacity for the assets referred to in the previous article and (ii) pursuant to authorizations under the law or current concession contracts, had been providing, prior to the Date of Signature, transportation, storage and loading services for Products owned by third parties.

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4.	ECOPETROL, individually, currently has in concession and/or under a licensing regime, private service port infrastructure, for exclusive use by it and its legal and financial entities, as provided for under law.

5.	By virtue of the authorization contained in Decree 1320 of 2012, ECOPETROL formed the corporation CENIT as a subsidiary of ECOPETROL, specializing in providing transportation, storage and logistics services for hydrocarbons, derivatives, products and related items in Colombia or abroad.

6.	ECOPETROL (i) as part of the formation and effective start-up of CENIT and (ii) in its capacity as CENIT’s sole partner, carried out through an Asset Contribution Contract (a defined term in Clause 3 of the General Conditions of this Master Service Contract) (a) the contribution of assets associated with the transportation of Products owned by ECOPETROL (hereafter the “Assets”) and (b) committed to undertake the processes aimed at the assignment of port concession contracts related to the import and export of Crude and its Products to CENIT, under the terms as determined and approved by the Competent Authority.

7.	In accordance with the provisions of ECOPETROL’s Procurement Manual, the entering into of this Master Service Contract is derived from a direct procurement process based on the following specific and special conditions of CENIT: (i) to be the beneficiary of the transfer of the Assets, according to provisions in the foregoing recitals and (ii) be the sole provider of the Services that are contemplated by this Master Service Contract, through Assets contributed by ECOPETROL.

8.	This Master Service Contract shall establish the terms under which ECOPETROL will contract capacity for the Assets, taking into account ECOPETROL’s status as a petroleum exploration, production and refining company, pursuant to the provisions of Article 45 of the Petroleum Code.

9.	The Parties, through agreements separate from this Master Service Contract, defined the terms and conditions under which ECOPETROL committed to assign to CENIT the rights and obligations in force as of the date of transfer of the Assets, particularly with relation to services provided to third parties, binational agreements, operating agreements and financial and social commitments associated with them.

10.	CENIT is in compliance with its obligations concerning systems for health, professional risk, pension and contributions to Family Compensation Funds, the Colombian Institute of Family Welfare and the National Learning Service, with regard to all of its employees in Colombia. To confirm this, it provided ECOPETROL with a certificate attesting to the foregoing, issued by CENIT’s internal auditor.

11.	CENIT is not listed in the Fiscal Debtor Bulletin prepared by the Colombian National Comptroller’s Office as an entity that has received a final tax liability decision and failed to comply with the obligation therein.

Based on the foregoing recitals, the Parties have agreed to enter into this Master Service Contract, which shall be subject to the following

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General Conditions

Clause 1	Interpretation

Section 1.01	Interpretation

All capitalized terms in this Master Service Contract shall have the meaning indicated in Clause 32 of the General Conditions, or as expressly set forth herein. Definitions shall apply to the General Conditions of the Master Service Contract, its Chapters and Chapter annexes, as well as to any supplementary agreement signed, except where otherwise provided. The meanings set forth for defined terms herein shall be applicable both for singular and plural forms, and feminine, masculine or gender-neutral defined terms shall include all other genders.

Section 1.02	Interpretation Criteria

In the event there is a contradiction between the provisions contained in the General Conditions of this Master Service Contract, its Chapters and annexes hereof, in accordance with the Service in question, the order of prevalence regarding its interpretation shall be as follows:

(i)	Chapters excluding their annexes.

(ii)	Clauses of the General Conditions of the Master Service Contract, excluding their annexes.

(iii)	Annexes.

Clause 2	Object

Section 2.01

The object of this Master Service Contract is to regulate the comprehensive provision of Services by CENIT to ECOPETROL, with respect to ECOPETROL Products. CENIT shall provide Services with full technical, financial and administrative autonomy in exchange for payment of Rates by ECOPETROL and in accordance with the Service provided.

Notwithstanding the provisions of this Master Service Contract, the scope, terms and specific conditions for the provision of each of the contracted Services are regulated in Chapters I, II, III and IV.

Section 2.02

In order to ensure the comprehensive provision of Services contemplated herein for ECOPETROL, CENIT may utilize at its discretion:

(i)	The Assets listed in the descriptive annexes corresponding to each of the Chapters I, II, III and IV of this Master Service Contract, or

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(ii)	All additional or supplementary infrastructure that is developed, acquired, transferred, leased and/or that CENIT has available following the Date of Signature hereof, that is related to and/or incidental to the Assets referenced in (i) above and that is necessary or advisable to ensure the provision of the Services contemplated in this Master Service Contract. The Parties understand that the infrastructure referred to in this sub-paragraph shall not include the infrastructure referenced in Section 2.03 of the General Conditions of this Master Service Contract.

Section 2.03

This Master Service Contract may include the provision of Services regarding:

(i)	All infrastructure that following the execution of this Master Service Contract is acquired by and/or becomes available to CENIT, and that:

(a)	Is not listed in the annexes for Chapters I, II, III and IV of this Master Service Contract, and,

(b)	Is not necessary or advisable to ensure the provision of the Services contemplated in this Master Service Contract. With respect to such infrastructure, CENIT agrees to offer access to such infrastructure to ECOPETROL, under identical conditions as would be offered to any other CENIT client, per the terms as set forth in the regulation, as applicable, except in the case of business transactions tailored to meet the particular requirements of a third party.

(ii)	All infrastructure that following the execution of this Master Service Contract is assigned to CENIT in its capacity as concessionaire and that:

(a)	Is not included in the annexes for Chapters I, II, III and IV of this Master Service Contract, and,

(b)	Is not necessary or advisable to ensure the provision of the Services contemplated in this Master Service Contract. With respect to this, CENIT agrees to provide access to such infrastructure to ECOPETROL, under identical conditions as would be offered to any other CENIT client, per the terms as set forth in the regulation, as applicable, except in the case of business transactions tailored to meet the particular requirements of a third party.

In each specific instance, CENIT and ECOPETROL shall define the terms under which the respective services shall be included in this Master Service Contract.

Clause 3	ECOPETROL’s Contracted Capacity

Section 3.01

For the comprehensive provision of Services, CENIT agrees to guarantee for ECOPETROL the Firm Capacity for transportation, storage and loading of ECOPETROL Products under the terms set forth in Section 3.03.

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Section 3.02

Notwithstanding the special considerations provided for in Chapters I, II, III and IV of this Master Service Contract, ECOPETROL’s Contracted Capacity shall include the modality of Firm Capacity and Additional Capacity.

Section 3.03

Notwithstanding the provisions in Sections 3.04, 3.05, and 3.07, CENIT warrants to ECOPETROL that for the effective term of the Master Service Contract, it shall maintain availability of its Firm Capacity for each Asset at an amount that is no less than the figure resulting from the following formula:

Minimum Availability of Firm Capacity = 0.9 x FC x (365 – S)

Where,

•	FC is the Firm Capacity for each Asset; and
•	S is the number of Days the applicable Service will be suspended due to a Justified Event.

Such verification will be carried out on an annual basis. Only during 2013, the Minimum Firm Capacity Available for each Asset shall be calculated using the following formula:

Minimum Firm Capacity Available = 0.9 x FC x (270 – S)

Section 3.04	Firm Capacity

(i)	Upon execution of this Master Service Contract, ECOPETROL shall have a Firm Capacity for each of the Assets, as specified in the annexes to Chapters I, II, III and IV of this Master Service Contract.

(ii)	With respect to Firm Capacity:

(a)	As specified in the annexes to Chapters I, II, III, IV and V of this Master Service Contract, ECOPETROL shall have a portion of such capacity under the “Ship or Pay” modality, pursuant to the definition contained in Clause 32 of the General Conditions of this Master Service Contract.

(b)	As specified in the annexes to Chapters I, II, III, IV and V of this Master Service Contract, ECOPETROL shall have a portion of such capacity under the “Ship and Pay” modality, pursuant to the definition contained in Clause 32 of the General Conditions of this Master Service Contract.

(c)	As a result of the provisions set forth in sub-paragraphs (a) and (b) above:

1.	The sum total of contracted capacities under the “Ship or Pay” and “Ship and Pay” modalities amounts to one hundred percent (100%) of the Firm Capacity contracted by ECOPETROL.

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2.	Firm Capacity contracted under the “Ship or Pay” modality and Firm Capacity contracted under the “Ship and Pay” modality shall comprise percentages of the total Firm Capacity, based on the specifications in the annexes to the respective Chapters of this Master Service Contract. As of the Date of Signature, such percentages equal seventy-seven percent (77%) for the “Ship or Pay” modality and twenty-three percent (23%) for the “Ship and Pay” modality. In the case of the Transportation of Products for the contingency situations specified in Section 1.02 (iii) in Chapter 1 and in Tank Truck Product Loading Service specified in Section 1.01 (i) of Chapter III, the payment modality shall be “Ship and Pay,” provided that it deals with transactions for replacement and rotation of Strategic Inventory.

Section 3.05	Specific rights concerning Firm Capacity

ECOPETROL shall be entitled to release and/or assign in whole or in part the Firm Capacity, based on the rules set forth below:

(i)	Temporary Firm Capacity Release under “Ship or Pay” modality:

(a)	ECOPETROL may at any point make the Firm Capacity under the “Ship or Pay” modality available to CENIT, either fully or in part, on a temporary basis.

It shall be understood that ECOPETROL releases such capacity in the following situations:

1.	When ECOPETROL notifies CENIT by any means of the volumes it releases and the time for which the capacity release will be effective.

2.	When ECOPETROL fails to nominate volumes within the Firm Capacity, in which case the release time shall be understood to be the respective Operational Month;

3.	When ECOPETROL fails to use all or part of its Scheduled Capacity, in which case the release time shall be understood to be the respective Day.

(b)	For Temporary Capacity Release the Parties shall agree on the procedure for ensuring its marketing. However, CENIT shall always have the first opportunity to market the Temporary Capacity Release, for which it shall put forth its best efforts during the time agreed upon by the Parties for each situation.

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(c)	It is understood that CENIT shall offer the Temporary Capacity Release to third parties at such time as CENIT’s Available Asset Capacity is exhausted.

(d)	ECOPETROL shall not be required to pay the Service Rate with regard to any Temporary Capacity Release that CENIT or ECOPETROL successfully markets to a third party.

(e)	ECOPETROL shall pay a Service Rate on the Temporary Capacity Release when CENIT or ECOPETROL are unable to market such Temporary Capacity Release.

(f)	With regard to ECOPETROL’s Temporary Capacity Releases which CENIT successfully markets, ECOPETROL shall remit to CENIT a Marketing Rate to be agreed by the Parties and shall not be required to pay any additional Rate. In any event, the amount of the Marketing Rate agreed by the Parties shall not be greater than:

1.	For released and marketed capacities of up to twenty thousand (20,000 BPCD) Barrels per Calendar Day, the Marketing Rate shall not exceed ten percent (10%) of the Service Rate corresponding to the Asset(s) subject to temporary release by ECOPETROL.

2.	For released and marketed capacities in excess of twenty thousand (20,000 BPCD), the Marketing Rate shall not exceed seven percent (7%) of the Service Rate corresponding to the Asset(s) subject to temporary release by ECOPETROL.

(g)	CENIT shall not be required to accept nominations from ECOPETROL with respect to the Temporary Capacity Release, except in the event that it has not successfully marketed such Temporary Capacity Release.

(h)	In those cases where various users release capacity for the respective Asset and CENIT markets a portion of such Temporary Capacity Release, for purposes of applying the rules set forth in letters (c) and (e) above, the capacity that CENIT successfully markets shall be distributed in proportion to the Temporary Capacity Release among those shippers that have temporarily released capacity.

(i)	The release of capacity does not involve contractual modification of the Firm Capacity under the ECOPETROL’s “Ship or Pay” modality.

(ii)	Permanent Firm Capacity Release under the “Ship or Pay” modality:

(a)	Within the first ten (10) Calendar Years of the Completion Period of the Master Service Contract, ECOPETROL may permanently make available to CENIT all or part of the Firm Capacity contracted under the “Ship or Pay” modality, except the Firm Capacity under the “Ship or Pay” modality contracted with ECOPETROL for infrastructure for which CENIT has had to make investments corresponding to the projects that are ongoing as of the Date of Signature, listed in Annex TP-5 for Chapter 1 – Product Transport Service by Polyduct.

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(b)	For purposes of the Permanent Capacity Release, ECOPETROL may at any time notify CENIT, and by any written means, of the volumes it is releasing of the respective Firm Capacity under the “Ship or Pay” modality and the Asset to which such Permanent Capacity Release applies. The Permanent Capacity Release shall be effective as of the first (1st) Day of the third (3rd) month following the date of notification of such permanent release; as of such date, CENIT’s obligation to guarantee the availability of the Permanent Capacity Release shall terminate.

(c)	Following the first ten (10) Calendar Years of the Completion Period of the Master Service Contract, ECOPETROL may permanently make available to CENIT, at any time, all or part of the Firm Capacity under the “Ship or Pay” modality, provided CENIT has given its express written consent. If it has done so, the capacity release shall only modify the Firm Capacity when expressly accepted by CENIT in a written document.

(d)	ECOPETROL shall not be required to pay any Rate with regard to Permanent Capacity Release.

(e)	The Capacity Release shall be deducted from the Firm Capacity, in the same proportion of “Ship or Pay” and “Ship and Pay” that is set forth in this contract.

(iii)	Assignment of rights to Firm Capacity:

(a)	ECOPETROL may temporarily or permanently assign all or a portion of its contractual rights to the Firm Capacity agreed in this Master Service Contract without such situation implying marketing of the Firm Capacity.

(b)	Should ECOPETROL exercise the option mentioned in the previous sub-paragraph, the following aspects must be taken into account:

1.	ECOPETROL must inform CENIT of the volume of the capacity assigned to a third party, as well as of the effective time of the assignment for situations involving temporary assignment.

2.	CENIT shall have a period of fifteen (15) Days to inform ECOPETROL of any objection it may have regarding any third party assignee. CENIT may not object to the assignment in situations where the third party assignee meets the following conditions:

A.	The assignee is a duly incorporated legal entity whose period of duration is at least equal to that of the assignment period, plus three (3) Calendar Years;

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B.	The assignee has the financial capacity to satisfy the assigned obligations;

C.	The assignee grants to CENIT, if it so requests, an adequate guarantee and to the satisfaction of CENIT with respect to the obligations acquired;

D.	The assignee is not authorized to, in turn, assign such rights to a third party, except where previously approved by CENIT;

E.	CENIT is authorized under legal and regulatory provisions to contract with the assignee;

F.	The assignee enters into the respective contract with CENIT for the provision of services related to the Firm Capacity that is being assigned to it. The conditions of the contract shall be those normally established by CENIT for its clients.

G.	The assignment of the Firm Capacity does not constitute marketing thereof.

H.	The assignee satisfies the provisions concerning prevention and control of asset laundering and terrorism financing (LAFT).

3.	In the event the assignment is not able to satisfy all of the foregoing requirements, CENIT shall not be required to accept the assignment proposed by ECOPETROL.

4.	The assignment of rights carried out by ECOPETROL and to which CENIT does not object, shall be fully binding and obligatory for CENIT.

5.	ECOPETROL shall not be jointly liable with the assignee regarding the obligations under its responsibility that are derived as a result of the assignment of Firm Capacity.

6.	As a result of the Firm Capacity assignments, ECOPETROL shall not be required to pay any Rate for such assigned capacity.

Section 3.06	Additional Capacity

(i)	Should ECOPETROL so require, CENIT is required to offer Additional Capacity beyond the Firm Capacity under identical conditions as would be offered to a third party, subject to the existence of Unused Capacity.

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(ii)	Any Additional Capacity utilized by ECOPETROL shall be understood as having been agreed under the “Ship and Pay” modality, subject to the existence of Unused Capacity and shall be remunerated by the payment of Service Rates applicable for the Services effectively provided to ECOPETROL, except for new infrastructure owned by CENIT to which the provisions set forth in Section 2.03 (ii) apply.

Section 3.07	Addition to Firm Capacity

At any time, the Parties may agree that all or part of the Additional Capacity requested by ECOPETROL be added as Firm Capacity, for which the Parties shall enter into the respective agreement whereby the conditions for completing such additional shall be defined.

Section 3.08

Under identical conditions as those offered to third parties, any increase in capacity in the Assets and infrastructure attained by CENIT as of the Date of Signature of this Master Service Contract, may be contracted by ECOPETROL under the Additional Capacity or Firm Capacity modality, except when an increase in capacity is developed based on the particular requirements of a third party.

Any change to the Firm Capacity pursuant to the provisions of Section 3.05 shall require a previous written agreement by the Parties.

Section 3.09

The Parties understand ECOPETROL’s position in relation to other Shippers or users of the Assets is diminished if: (i) it constitutes or grants new easements for the Assets to third parties; (ii) grants, allows or acknowledges for any user or Shippers privileges or priority regarding access to the Assets that diminish the status of Shippers in terms of access to ECOPETROL’s Contracted Capacity by virtue of this Master Service Contract.

ECOPETROL’s diminished position in relation to other Shippers or users of the Assets in the terms provided for under this section constitutes breach of the Contract by CENIT.

Clause 4	Timeframes

Section 4.01	Term

This Master Service Contract shall take effect on the Date of Signature and shall remain in effect until it is terminated. The foregoing is notwithstanding the provision contained in sub-numeral (iv) of Section 30.01 of the General Conditions of this Master Service Contract.

Section 4.02	Completion Period

CENIT is required to unconditionally and irrevocably, and subject to the conditions hereof, provide ECOPETROL with the Services described in this Master Service Contract and in turn, ECOPETROL is required to unconditionally and irrevocably, and subject to the conditions of this Master Service Contract, fulfill its obligations to CENIT, as of the Commencement Date of February 28, 2030.

For purposes of formalizing the commencement of the Service to be provided, the Parties shall sign a certificate of commencement specific to each one of these.

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The Completion Period shall be modified when (a) CENIT’s permits, licenses or authorizations required in order to provide one or more of the contracted Services are not granted; (b) CENIT’s permits, licenses or authorizations required in order to provide one or more of the contracted Services are cancelled; (c) the extension of CENIT’s permits, licenses or authorizations required in order to provide one or more of the contracted Services cannot be granted. Should these situations arise, CENIT will still be required to provide those Services that are not impacted.

Section 4.03	Extension

The Completion Period shall be extended automatically in periods of five (5) Calendar Years, except where either of the Parties objects six (6) months in advance.

ECOPETROL must have funds available in the budget as a necessary condition for the automatic extension to take effect. The Parties must notify the other Party no less than six (6) months in advance of the date of expiration of the Completion Period of the Services that will not be extended automatically.

Clause 5	Value of the Contract and Consideration

Section 5.01	Value of the Contract

This Master Service Contract is for an undetermined amount. The final value hereof shall be established once it has been terminated and its final settlement has occurred.

Section 5.02	Consideration

CENIT shall be compensated for the Services through payment of Service Rates pursuant to the terms and conditions established in the General Conditions and the Chapter regulating the respective Service.

ECOPETROL shall only be required to pay CENIT the Service Rate applicable to Services provided to ECOPETROL, and under the terms agreed herein. Consequently, ECOPETROL shall not be required to make additional payments except where expressly agreed by the Parties or established in this Master Service Contract.

Section 5.03	Comprehensive nature of Service Rates

Service Rates shall include all costs, expenses, risks and utility associated with providing the Services contemplated under the Master Service Contract. Any capacity for transportation, storage, loading and otherwise that is not provided for under ECOPETROL’s Contracted Capacity, or pertains to installations to be constructed as of the signing hereof, shall be compensated independently, which must be agreed to in a separate document.

Section 5.04

Notwithstanding CENIT’s contractual responsibility, ECOPETROL shall not be required to remit Service Rates for the volumes of ECOPETROL Products pertaining to Identifiable Losses and Non-Identifiable Losses exceeding the maximum allowable tolerance under the law for these losses or the tolerance agreed by the Parties.

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Likewise, CENIT shall not be required to take accountability for Identifiable Losses and Non-Identifiable Losses of Products that are under the maximum allowable tolerance under the law for these losses or the tolerance agreed by the Parties, except where a Justifiable Event has occurred.

The Parties agree that in the event there is no regulation with respect to this, the maximum tolerance shall be zero point five percent (0.5%) of the transported volumes.

Section 5.05	Revision of Service Rates

Service Rates may be revised:

(i)	For Services subject to rate regulation:

(a)	At any time when changes to the regulations for this activity or to rates occur; or

(b)	When CENIT establishes more favorable rate conditions to third parties than those set forth in this Master Service Contract for ECOPETROL, when the agreements with third parties satisfy the following characteristics:

1. A Product Transport and/or Storage capacity under a Firm modality has been agreed, evaluated separately.

2. The transaction with the third party is carried out with regard to one or more of the Services included in this Master Service Contract.

3. The duration of the agreement with the third party exceeds one (1) year.

(ii)	For other Services, pursuant to a written agreement by the Parties.

Section 5.06       Agreements concerning Benefits, Discounts and Monetary Conditions At any time while this Master Service Contract is in force, the Parties may agree in writing on benefits, discounts or Monetary Conditions concerning contracted Services.

Section 5.07	Readjustment of Rates

Rates shall be readjusted as follows:

(i)	Rates corresponding to Services subject to regulation, based on the readjustments provided for under the corresponding rate regulation. In any event, CENIT may readjust the rates for services subject to rate regulation up to the maximum rates allowed for the corresponding regulation.

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(ii)	Rates for other Services shall be readjusted each Calendar Year by using:

(a)	The consumer price index published by the National Administrative Department of Statistics (DANE), or the entity that may replace it, corresponding to the immediately preceding Calendar Year, for Rates agreed in Colombian pesos;

(b)	The Consumer Price Index of the United States of America, CPI for All Urban Consumers (CPI-U) 1982-84=100 (Unadjusted) - CUUR0000SA0 corresponding to the immediately preceding Calendar Year, pursuant to the data reported by the Bureau of Labor Statistics or the entity that may replace it, for Rates agreed in United States dollars.

(iii)	In any event, rates shall be updated pursuant as may be required by the regulation.

Clause 6	Invoicing and Payment

Section 6.01	Invoicing

CENIT shall issue an original and copy of individual invoices for each Service, i.e. Product Transport Service, Product Storage Service, Service for Loading Products into Tank Trucks, Service for portside Unloading of products and the marketing Service for Temporary Capacity Release.

Product Transport Service, Service for marketing Service for Temporary Capacity Release and Service for Loading Products into Tank Trucks shall be invoiced every ten (10) days in accordance with the reports concerning volumes actually transported and/or loaded during the period. The corresponding adjustments to the amounts of Firm Capacity for “Ship or Pay” or “Ship and Pay” modalities pursuant to numbers (i) and (ii) above shall be carried out on a monthly basis in order to complete invoicing for such Services. Product Storage Service and portside Loading Service for products shall be invoiced monthly.

Notwithstanding the foregoing, the following will be invoiced:

(i)	The amount of the Product Transport Service, Product Storage Service, Service for Loading Products into Tank Trucks and Service for portside Unloading of Products provided during the period invoiced, in Firm Capacity under the “Ship or Pay” modality in effect as of the invoice date. This amount shall be invoiced regardless of whether ECOPETROL utilizes such capacity.

(ii)	The amount of the Product Transport Service, Product Storage Service, Service for Loading Products into Tank Trucks and Service for portside Unloading of Products in Firm Capacity under the “Ship and Pay” modality and Additional Capacity that has been assigned to ECOPETROL within ECOPETROL’s Scheduled Capacity for the period invoiced. This amount shall be invoiced regardless of whether ECOPETROL utilizes such capacity.

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(iii)	The invoicing of Rates shall be carried out taking into account any updated amounts with regard to the last Working Day for the respective period invoiced.

Section 6.02

Notwithstanding the foregoing, CENIT must provide ECOPETROL with an annex providing for the breakdown of the invoice based on the following factors:

(i)	Detail concerning the volume invoiced for each Polyduct, Port and Loading Platform.

(ii)	Detail concerning the Product Transport Rate, Product Unloading Rate, Product Loading Rate for the service invoiced for each Polyduct and Loading Platform.

Section 6.03

In order to facilitate and expedite the verification of ECOPETROL’s invoices, CENIT shall send a PDF copy of the invoice and any corresponding debit or credit notes via e-mail the same day the invoice is prepared, to the e-mail account registered to ECOPETROL.

Section 6.04	Currency

Invoices shall be issued in Colombian Pesos (COP).

Section 6.05	Payment

ECOPETROL is required to remit irrevocable payment of invoices as follows:

(i)	Invoices for Product Transport Services and marketing Service of Temporary Capacity Release shall be paid by ECOPETROL within five (5) days of issuance of the respective invoice.

(ii)	Invoices for Services for Loading Products into Tank Trucks and Product Storage Service shall be paid by ECOPETROL within thirty (30) days of issuance of the respective invoice.

Invoices shall be paid in Colombian pesos pursuant to the agreement of the Parties, to the bank account registered with ECOPETROL, in immediately available funds and in accordance with CENIT’s Asset Laundering Policy.

ECOPETROL may remit payment for invoices in United States dollars, provided that the Colombian exchange legislation in force allows payment in dollars by national residents.

Section 6.06	Invoicing Disputes

(i)	CENIT must provide ECOPETROL with invoices for each service provided, yet in no case shall its receipt imply acceptance of the respective invoice.

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(ii)	Notwithstanding its payment obligation, ECOPETROL shall have a period of ten (10) Working Days as of the date of issuance of the invoices for each service, to review or dispute them. Upon the expiry of this period, if ECOPETROL has not raised an objection, the invoice shall be understood to have been accepted in its entirety by ECOPETROL. Objections to the invoice shall not disrupt the payment period for those amounts that are not in dispute.

ECOPETROL shall provide notice to CENIT within the period provided for concerning any disputed invoice so that it may be adjusted and corrected, clearly specifying the sections that should be adjusted and corrected and the respective reasons.

CENIT must respond to the objection within ten (10) Working Days following its receipt, so long as ECOPETROL provides CENIT with all documentation giving rise to the dispute, except where the Parties determine via mutual agreement to extend this period as may be advisable given the complexity of the objection or any other reasonable circumstance.

In the event that CENIT fails to respond to the objection within the aforementioned period, the objection shall be deemed accepted by CENIT. Should CENIT make a determination about the objection that is favorable to ECOPETROL, it shall be understood that there is no payment obligation for the disputed invoice as originally issued. In this case, the receipt date shall be the date of issuance of the new invoice.

If CENIT decides the objection in its favor, ECOPETROL shall be required to pay any outstanding amount within ten (10) Working Days following CENIT’s notification of its decision regarding the objection. In order to resolve any discrepancy, each Party shall provide the other Party with a copy of the documentation in support of the invoice and the objection. Should ECOPETROL disagree with CENIT’s determination, ECOPETROL may apply the provisions of Clause 23 of the General Conditions of this Master Service Contract (Disputes and Direct Settlement), in which case ECOPETROL shall not be required to remit payment of the amount in dispute to CENIT.

Section 6.07	Payment Delinquency.

Notwithstanding the provisions of Section 19.03 of the General Conditions of the Master Service Contract, in the case of unjustified failure to pay when due invoices not challenged by ECOPETROL, in accordance with the provisions of this Clause, ECOPETROL will pay CENIT (i) interest payable in pesos at the maximum penalty rate authorized by the Financial Superintendence each day the balance due is unpaid, or (ii) interest payable in dollars at the maximum penalty rate of Libor (+4), which under no circumstances may be more than the usury rate established by Colombian law or less than the consumer price index for the prior Calendar Year, for each day the balance due remains unpaid.

Invoices for collection of interest shall be paid by ECOPETROL within thirty (30) Days following the date they are submitted by CENIT.

Issued invoices, as well as this Master Service Contract, are enforceable per se as a judgment debt, and ECOPETROL and CENIT expressly waive any formal private or legal declarations of default.

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Section 6.08	Adjustments in Invoicing

Adjustments may be made to invoiced amounts in the following cases:

(i)	When there are adjustments due to Volumetric Balances prepared by CENIT.

(ii)	When there are adjustments of Scheduled Capacity of ECOPETROL in the case of Firm Capacity under terms of “Ship and Pay” and Additional Capacity.

(iii)	In cases of adjustments for Temporarily Released Capacity that arise and are used by another Shipper under the terms of Section 3.04 (i) Temporary Release of Firm Capacity under “Ship or Pay” conditions and Section 3.04 (iii) Assignment of Firm Capacity rights of the General Conditions of this Master Service Contract.

(iv)	In the event of adjustments due to objections to the invoices as set forth in this Clause.

(v)	For Identifiable Losses and Non-Identifiable Losses, for each of the services provided and pertinent Property in accordance with the provisions of Section 5.04.

(vi)	Due to Suspension of services performed according to the provisions of Clause 19 of the General Conditions of this Master Service Contract, for each of the services rendered and pertinent Property.

(vii)	Penalties to ECOPETROL for failure to comply with the Delivery and Receiving Schedule.

(viii)	Any adjustment in keeping with the agreement between the Parties, arising from the rights and obligations of this Master Service Contract.

(ix)	Any adjustment in keeping with the provisions of the annexes to this Master Service Contract.

In any case, adjustments will be made by issuing invoices or debit or credit notes subject to the same provisions regarding payment term, interest, and procedure for invoicing disputes stipulated in this Clause.

Section 6.09

If for any reason CENIT requests that: (i) payments be made to another natural person or legal entity, or (ii) that invoices be prepared by another natural person or legal entity, such operations by CENIT will not be binding on ECOPETROL, unless: (a) ECOPETROL is notified regarding the operation intended by CENIT at least one (1) month prior to issuance of the invoice or payment; (b) the operation intended by CENIT does not affect rights in effect on the date of the operations or the future rights of ECOPETROL regarding the invoicing method; and (c) in the event of acceptance by ECOPETROL, the assignee satisfies all the requirements established by ECOPETROL for procedures for invoicing and payments.

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Section 6.10

ECOPETROL shall have a period of thirty (30) Days following the day of receipt of notification from CENIT to accept or decline. If ECOPETROL does not reply within the referenced period, it will be understood that there is no objection to the intended operation notified by CENIT.

Section 6.11

If CENIT is interested in factoring the invoices that it issues to ECOPETROL related to this Master Service Contract, ECOPETROL will be given the first option to pay the individual invoices for each of the services in advance; if ECOPETROL does not accept, CENIT will be free to carry out factoring of such invoices.

Clause 7	Representations of the Parties

Section 7.01	Representations of ECOPETROL

ECOPETROL represents in favor of and to the benefit of CENIT that:

(i)	It is a company whose corporate purpose is carrying out in Colombia or in foreign countries commercial or industrial activities pertaining to or related to the exploration, production, refining, transportation, storage, distribution, and marketing of hydrocarbons, their products, and any supplementary, connected or useful activity for the performance of the foregoing, incorporated in the Republic of Colombia pursuant to Colombian law.

(ii)	It is fully qualified pursuant to the laws of the Republic of Colombia, its company bylaws, and other company or corporate provisions to enter into this Master Service Contract and to comply with the obligations assumed under the same, and it is authorized to enter into it and comply with it according to all corporate requirements and other pertinent acts.

(iii)	Notwithstanding the special conditions arising from the provisions of Recital 9, the signature and performance of the Master Service Contract, and the Chapters and annexes thereto do not constitute a violation or breach of the terms and conditions of any contract or agreement to which it is a party, its bylaws or any law, regulation or court order.

(iv)	ECOPETROL has the respective budget approval for the multi-annual payments budgeted for performance of the Master Service Contract hereunder.

Section 7.02	Representations of CENIT

CENIT represents in favor of and to the benefit of ECOPETROL that:

(i)	It is a simplified stock company incorporated in the Republic of Colombia pursuant to Colombian law, dedicated primarily to the transportation and storage of hydrocarbons, their products and related materials by means of transportation and/or storage systems, for which it may design, build, operate, manage, develop commercially, and own hydrocarbon transportation systems and related installations, including, without limitation to, loading platforms, unloading platforms, and storage tanks, as well as providing services related to port operation.

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(ii)	It is fully qualified pursuant to the laws of the Republic of Colombia, its company bylaws and other company or corporate provisions to enter into this Master Service Contract and to comply with the obligations assumed under the same, and it is authorized to enter into it and comply with it according to all corporate requirements and other pertinent acts.

(iii)	It will have all the licenses, authorizations, and permits necessary to satisfy its obligations in order to provide the Services.

(iv)	During the effective term of this Master Service Contract it will have available and will directly maintain or contract services with an expert operator for the operation and maintenance of infrastructure for transportation and logistics of hydrocarbons.

(v)	The execution and performance of the Master Service Contract and the Chapters and annexes thereto do not constitute a violation or breach of the terms and conditions of any contract or agreement to which it is a party, its bylaws or any law, regulation or court order.

Clause 8	Obligations of the Parties

Section 8.01	Obligations of CENIT

The special obligations of CENIT include:

(i)	Comply promptly with all the obligations pertaining to it according to the Master Service Contract and current law as:

(a)	Employer;

(b)	Party to the contract;

(c)	Agent in the hydrocarbons chain; and

(d)	Provider of transportation, loading, and storage services.

(ii)	Schedule and provide the Services efficiently in accordance with the requirements of ECOPETROL, under the terms defined in this Master Service Contract.

(iii)	Operate directly or through a third party the infrastructure associated with the Services and to perform maintenance on the same.

(iv)	Exclusively assume all of the operating expenses and capital investments of the Property necessary to satisfy the obligations related to Firm Capacity under this Master Service Contract:

(v)	Be liable to ECOPETROL for any event or situation that constitutes a breach of its contractual obligations.

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(vi)	Be liable for:

(a)	Any damage or loss that may be incurred by third parties while carrying out the activities or performing the obligations established in this Master Service Contract.

(b)	Any penalty and/or fine arising from failure to comply with the law or failure to comply with the permits, licenses and/or authorizations related to the performance of this Master Service Contract.

(vii)	Abstain from carrying out or permitting any practice or behavior that is not provided for in this Master Service Contract and in applicable law, and which affects or jeopardizes the rights of ECOPETROL as user of the Services.

(viii)	Carry out all acts and procedures necessary to ensure proper performance of the purpose of this Master Service Contract.

(ix)	Accept nominations made by ECOPETROL within Firm Capacity related to the Services under this Master Service Contract, as well as to receive, store, handle, and deliver to ECOPETROL the Products belonging to ECOPETROL, according to the scheduling.

(x)	Process and/or apply for any government permit and/or license that is necessary to perform the Services and the extensions thereof if necessary, and to comply fully with the aforementioned authorizations.

(xi)	Notify ECOPETROL as soon as reasonably possible of any event that arises or that can be reasonably foreseen that affects the performance of the Services or the validity of this Master Service Contract.

(xii)	Expedite and maintain updated, in keeping with national laws and Prudent Industry Practices, all regulations, manuals, and procedures applicable to the Services to be performed under this Master Service Contract.

(xiii)	Ensure practices for attending to, controlling, and mitigating risks associated with the Services and for managing contingencies in order to prevent or mitigate the effects vis-à-vis the performance of the Services under this Master Service Contract.

(xiv)	Promptly provide any reports and/or information to ECOPETROL in accordance with the stipulations of this Master Service Contract.

(xv)	Allow ECOPETROL, at ECOPETROL’s own cost and subject to a minimum five (5) Days advance request, to carry out an inspection, audit, and verification regarding information and documentation related to this Master Service Contract.

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(xvi)	Facilitate and assist in attending to requests of any type that may be made by oversight agencies that monitor the activity of ECOPETROL, related to the Services and the compliance of obligations under this Master Service Contract.

(xvii)	Continually assist with and perform all activities related to the Services under this Master Service Contract, in coordination with other Agents that provide CENIT with services of the same or a similar nature and that are necessary to address requests made by ECOPETROL.

(xviii)	Comply with and ensure that contractors related to the performance of the Services comply with current standards regarding Hygiene, Safety, and the Environment (“HSE”).

(xix)	Comply with the obligations arising from this Contract in a manner that does not infringe upon or violate, due to illegal acquisition, the patent rights, industrial secrets, copyrights or any other property right of third parties.

(xx)	Fully comply with legal provisions regarding prevention and monitoring of asset laundering and terrorism financing (LA/FT) as applicable, efficiently and promptly implementing policies and procedures necessary for such purpose.

(xxi)	Discharge all other obligations arising from the nature of the Master Service Contract.

(xxii)	Proceed in such a way as to avoid causing any operational problems for ECOPETROL.

Section 8.02	Obligations of ECOPETROL

The special obligations of ECOPETROL include:

(i)	Comply promptly with all the obligations pertaining to it according to the Master Service Contract and current law as:

(a)	Employer;

(b)	A Party to the contract; and

(c)	Agent in the hydrocarbons chain.

(ii)	Comply with procedures applicable to this Master Service Contract, particularly those associated with nominations, Product Quality, delivery and receipt of products, payment of invoices, and liquidation of Line Filling.

(iii)	Nominate and deliver the nominated and accepted quantities of ECOPETROL’s Products at the applicable Entry Points, as well as to receive the pertinent volumes at the Exit Points when applicable.

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(iv)	Pay the Rates and pay the taxes for which it is responsible under the terms and conditions established in this Master Service Contract.

(v)	Be liable to CENIT for any event or situation that constitutes breach of contractual obligations.

(vi)	Be liable for:

(a)	Any damage or loss that may be incurred by third parties during the performance of the activities or while carrying out the obligations established in this Master Service Contract.

(b)	Any penalty and/or fine arising from failure to comply with the law or failure to comply with the permits, licenses and/or authorizations related to the performance of this Master Service Contract.

(vii)	Make its best efforts to coordinate with other Agents who provide the same or similar services to CENIT any activities that are necessary in order to avoid hindering compliance of the obligations of CENIT arising from this Master Service Contract.

(viii)	Notify CENIT as soon as reasonably possible of any event that arises or that could reasonably be foreseen that affects or could affect the performance of the Services of the legal effect of this Master Service Contract.

(ix)	Carry out all the acts and procedures necessary to ensure proper performance of the purpose of this Master Service Contract.

(x)	Attend diligently to operational requests made by CENIT in order to ensure proper operation of infrastructure associated with performance of the services.

(xi)	Operate and maintain the Shipper Installations according to Prudent Industry Practices.

(xii)	Comply with current standards for product marking, additivization and blending of the Product.

(xiii)	Proceed in such a way as to avoid causing any operational problems for CENIT.

(xiv)	Comply with the Transporter’s Manual issued by CENIT for performance of the services. For the purpose of implementing CENIT’s Transporter’s Manual, the procedures for presentation will be used as determined by the official regulations issued by the Competent Authority or, in the absence thereof, by applying the guidelines established in Resolution 181258 of July 14, 2010 (or any that may modify, replace or eliminate it) which regulates transportation of crude in oil pipelines.

(xv)	Promptly deliver the reports and/or information to CENIT in accordance with the stipulations of this Master Service Contract.

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(xvi)	Inform CENIT and the Competent Authorities in due time regarding risks, contingencies, accidents, illicit acts, and in general any matter that could affect interest groups related to the purpose of the Contract.

(xvii)	Comply and ensure compliance by contractors as it relates to the performance of the Services of current standards in matters of Hygiene, Safety, and Environment (“HSE”).

(xviii)	Comply with the obligations arising from this Contract in such a manner as not to infringe or violate, by illegal acquisition, patent rights, industrial secrets, copyrights or any other right of ownership of third parties.

(xix)	Facilitate and assist in addressing requests of any type made by oversight entities that monitor the activity of CENIT as it relates to compliance with the obligations under this Master Service Contract.

(xx)	Allow CENIT, at CENIT’s own cost and subject to prior request at least five (5) Days in advance, to carry out an inspection, audit, and verification regarding information and documentation related to this Master Service Contract.

(xxi)	Fully comply with legal provisions regarding prevention and monitoring of asset laundering and terrorism financing (LA/FT) as applicable, efficiently and promptly implementing policies and procedures necessary for such purpose.

(xxii)	Discharge all other obligations arising from the nature of the Master Service Contract.

Clause 9	Followup Committee

Notwithstanding the authority of ECOPETROL to supervise and audit compliance of the obligations of CENIT, the Parties agree to form a Followup Committee whose principal objective will be to monitor performance of the Services. It will be governed by the following rules:

Section 9.01	Formation

The Followup Committee will consist of four (4) members and their alternates. Each Party will appoint two (2) members with their respective alternates. Each Party may independently replace their members on the Followup Committee, and it will be necessary to inform the other Party in writing of any change at least fifteen (15) Days prior to the date the appointed person fills the position.

Section 9.02	Duties

The Followup Committee will have the following duties:

(i)	Analyze situations that affect performance of the Services in order to recommend the actions to be taken.

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(ii)	Study any items of interest submitted by the Parties in order to improve performance of the Services according to the requirements of the Parties.

(iii)	Present and track claims submitted by ECOPETROL and CENIT due to or related to performance of the Master Service Contract.

(iv)	Define, stipulate, discuss, and request reports and clarifications that the Parties must deliver to the other Party under this Master Service Contract due to performance of the same.

The duties of the Followup Committee shall under no circumstances be understood as authority of ECOPETROL to co-manage performance of the Services or to affect the technical, administrative, financial, and operating autonomy of CENIT.

Section 9.03	Meetings

The Followup Committee shall meet at least once a month within the first ten (10) Days of the respective month, notwithstanding the ability to meet at any other time when circumstances require, by communication sent by one of the representatives to another.

Annual scheduling of meetings will be carried out by CENIT and sent to ECOPETROL within the first fifteen (15) Days of December of each Calendar Year. For the first year of the Completion Period of the Master Service Contract, the schedule will be sent no later than the last Working Day of April 2013.

Clause 10	Exclusion of Employment Affiliation

(i)	This Master Service Contract establishes a purely commercial affiliation between the Parties associated with the performance of the Services, and therefore this Master Service Contract does not entail any employment affiliation or subordination or intermediation between the Parties, or between any one of them and the personnel that, under the Master Service Contract, each Party appoints for compliance of the same.

(ii)	CENIT shall be and be considered an independent contractor and not the agent, representative, or mere intermediary of ECOPETROL. At no time will CENIT be authorized to bind ECOPETROL or to act on its behalf, except with express authorization in writing from ECOPETROL. The performance of the Master Service Contract shall be under the exclusive supervision and control of CENIT.

(iii)	Each Party and its subcontractors, and the workers of any or all of them, shall not be subordinated in the work to the other Party, nor will they be the other Party’s intermediaries, and shall have full technical, administrative, and managerial autonomy with respect to their obligations under this Master Service Contract.

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Clause 11	Claims

Notwithstanding (i) the procedure for claims established for invoices under Section 6.06 of the General Conditions of this Master Service Contract and (ii) the special procedure established for management of indemnities, any other claim that ECOPETROL may have arising from the performance of this Master Service Contract shall be submitted in writing no later than sixty (60) Days following occurrence of the event from which the claim arose, with any applicable supporting arguments.

All claims will be processed according to the procedures defined by CENIT for attending to complaints and claims promptly and diligently, within a maximum period of sixty (60) Days to provide a substantive response regarding the same.

This claims procedure in no way affects the rights of ECOPETROL to claim any type of damage, loss, or indemnity in accordance with the procedures established in this Master Service Contract.

Clause 12	Environmental and occupational health liability

Section 12.01	CENIT:
(i)	Is the sole party responsible for any damage or deterioration, however slight, that CENIT or its workers or contractors cause related to performance of the Services in the air, water, soil, or to human health and animal or plant life, or for pollution or damage to highways, internal roads, streets, marshes, rivers, drainage ditches, parks, green areas, residential areas, and equipment or plants, as a consequence of the performance of its activities, and consequently will hold ECOPETROL harmless under the terms of this Master Service Contract provided that the occurrence of such damage is not due to an act and/or omission of ECOPETROL.

(ii)	Declares that it is aware of Colombian law regarding protection of human health, natural resources, and the environment, and agrees to abide by it.

(iii)	Acknowledges that it will be the sole party responsible for compliance with laws on occupational health, safety of all personnel who work for CENIT or for its contractors relating to the performance of the Services and protection of property.

(iv)	Agrees to implement a special policy for protection of health and conservation of the environment according to Prudent Industry Practices, expressly making employees and contractors aware of it as it relates to performance of the Services.

Under such policy, in actual practice CENIT shall give proper attention to the environment, workers’ health, and health of other people at the locations where the Master Service Contract will be performed, preserving the air, water, soil, and animal and plant life from any adverse effect that could arise from activities pertaining to the Master Service Contract and collaborating closely with ECOPETROL.

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(v)	Shall provide all protection systems necessary to ensure the safety of the people and property of ECOPETROL, being directly responsible for any damage arising from performance of the Master Service Contract.

Section 12.02	ECOPETROL:

May carry out periodic inspections at CENIT installations relating to providing Services in order to verify compliance with standards for the protection of health, environment, and property as well as to detect any harmful or hazardous action with notification ten (10) Days in advance, for which it shall have and has the respective authorization.

Any violation of standards attributable to CENIT regarding protection of health, environmental protection, and handling of property, as established in this Clause during the performance of this Master Service Contract shall be corrected by CENIT at its own cost and risk.

Clause 13	Corporate Responsibility

CENIT agrees to:

(i)	Respect and observe the Code of Good Governance, the Policies of Comprehensive Responsibility, and Corporate Responsibility of ECOPETROL, and the policies on prevention, oversight, and management of the risk of asset laundering and terrorism financing of ECOPETROL. In the event of contradictory provisions between the policies of CENIT and those of ECOPETROL, the Parties agree in good faith to agree on a solution and a course of action to follow.

(ii)	Endeavor to establish and maintain good relations with the institutions (Competent Authorities) and communities located in the regions and areas where the Master Service Contract will be performed.

(iii)	Report to the contract manager of the Master Service Contract or to the person who carries out his/her duties, any incident or event that could affect its image and/or that of ECOPETROL within three (3) Working Days following their occurrence in order to handle the matter jointly.

Clause 14	Transparency Commitment

The Parties agree to:

(i)	Uphold appropriate behaviors and oversight to ensure ethical conduct in accordance with current standards.

(ii)	Abstain from making (directly or indirectly or through employees, representatives, affiliates or contractors), payments, loans, gifts, bonuses, commissions to employees, management, administrators, contractors or suppliers of the Parties, public officials, members of popularly-elected bodies or political parties, with the purpose of inducing such persons to carry out an act or make a decision or use their influence with the objective of contributing to obtain or retain business transactions related to the Master Service Contract.

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(iii)	Refrain from producing incorrect records or information or distributing information that affects the image of the other Party when it is based on unfounded conjectures.

(iv)	Report to each other any deviation from the policy of conduct indicated in this Clause.

Clause 15	Code of Good Governance and Asset Laundering Policies

The Parties agree to respect and observe the Code of Good Governance and Policies of Loyalty and Transparency of CENIT and the Code of Good Governance and Asset Laundering Policy of ECOPETROL, which will be available respectively on the web pages of CENIT and ECOPETROL. In the event of conflicting provisions between the policies of CENIT and those of ECOPETROL, the Parties will implement in good faith the dispute resolution procedure established in the General Conditions of this Master Service Contract.

Clause 16	Responsibility

Section 16.01	Responsibility of the Parties

(i)	The Parties declare that they are aware of the conditions of public order and safety of the areas in which the purpose of the Master Service Contract will be carried out in whole or in part, and each Party assumes responsibility for its own risks arising from such conditions.

(ii)	Each Party shall be solely responsible for damages incurred by third parties due to its activity. Specifically, each Party will be responsible for any loss or damage to all third party property or third party injury, illness or death as a result of acts or omissions or those of its personnel or those of the personnel of its contractors.

(iii)	Compliance with the pertinent legal obligations of each of the Parties, between them specifically including those related to their operation, their personnel, compliance with environmental policies, those related to the legality of rights of intellectual property, of tax provisions or any others of a similar nature, is the duty and sole responsibility of the Party with whom the referenced obligation rests, and any noncompliance will only affect the referenced Party.

Section 16.02	Contractual Responsibility of CENIT

(i)	With the exception of the provisions of numbers (ii) and (iii) of this Section and/or in each Chapter within the Master Service Contract, CENIT will be liable in all cases for damages incurred by ECOPETROL that are generated, derived from, or related to any breach in whole or in part by CENIT, whether by act or omission, of the obligations contained in this Master Service Contract.

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(ii)	CENIT will be liable for damages arising from breach in the availability of Firm Capacity in any events in which the latter is under the Minimum Firm Capacity Availability established in Section 3.03 of the General Conditions.

(iii)	CENIT will only be exonerated in whole or in part from liability for failure to perform or for defective or late performance of its obligations under this Master Service Contract if it provides full proof that the cause of the damage is due to a Justified Event and that it also made all the Reasonable Efforts.

Section 16.03	Contractual liability of ECOPETROL

ECOPETROL will be liable for damages incurred by CENIT that are generated, derived from, or related to any breach in whole or in part by ECOPETROL by act or omission of the obligations under this Master Service Contract, except when there are grounds for exemption from liability in accordance with the law.

Clause 17	Indemnity

Section 17.01	CENIT:

Agrees to protect, defend, indemnify and hold ECOPETROL, parent companies of ECOPETROL, subordinate companies of ECOPETROL (excluding CENIT), directors of ECOPETROL, officers of ECOPETROL, representatives and/or employees of ECOPETROL harmless from any claim, complaint, litigation, legal or non-legal action, argument and judgment of any type or nature filed or that may be filed against any of them by third parties, arising from or related to the activities of Transportation of Products, Storage of Products, and Loading of Products on Tank Trucks, except when it is due to events of bad faith or gross negligence of ECOPETROL.

Consequently, all costs and expenses necessary for repair or compensation of such damages, costs, expenses or loss will be borne exclusively by CENIT, as well as legal and non-legal costs incurred and attorneys’ fees.

Section 17.02	ECOPETROL:

Agrees to hold CENIT, parent companies of CENIT (Excluding ECOPETROL), subordinate companies of CENIT, directors of CENIT, officers of CENIT, representatives and/or employees of CENIT harmless from any claim, complaint, litigation, legal or non-legal action, argument and judgment of any type or nature filed or that may be filed against any of them by third parties, arising from or related to the performance of the obligations of ECOPETROL under this Master Service Contract, except when due to events of bad faith or gross negligence of CENIT.

Therefore, ECOPETROL will be exclusively responsible for all costs and expenses needed for repair or compensation of such damages, costs, expenses or losses, as well as legal and non-legal costs that may arise and attorneys’ fees.

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Section 17.03	CENIT and/or ECOPETROL

CENIT and/or ECOPETROL, as applicable (hereinafter the “Claimant Party”), may file claims or the pertinent actions to enforce the indemnity set forth in Sections 17.01. and17.02 of Clause 17 of the General Conditions of this Master Service Contract, subject to the procedure established below:

Section 17.04	Indemnity claim procedure.

(i)	In the event that any of the Claimant Parties seeks to be held harmless or defended in the event of the indemnity obligations provided in this Clause, the interested Claimant Party shall notify the other party (hereinafter the “Respondent Party”) promptly regarding the process, claim or loss.

(ii)	In the case of court orders, the Claimant Party shall answer the complaint promptly and implead or file a formal accusation against the Respondent Party, as applicable, unless the Parties reach a direct mutual agreement.

(iii)	In the case of administrative procedures, the Claimant Party shall file any timely recourse allowed by governmental channels.

The Parties may agree at any time that the Respondent Party shall directly assume the legal or administrative defense of the Claimant Party. In such event, the Claimant Party will collaborate and provide assistance to the Respondent Party in order to take necessary or advisable measures in the course of the process, including conferring powers of attorney.

The Parties agree that neither the Claimant Party nor the Respondent Party may conciliate, settle or in any other way agree or commit to any aspect of the procedure by means of which the Claimant Party seeks to be held harmless or defended by the Respondent Party, without the prior consent of the other Party, unless settlement, conciliation or consent includes the unconditional release of the Claimant Party or of the Respondent Party, as the case may be, from all liability within the process. The aforementioned requested consent may not be unreasonably denied or delayed by the Party from whom such consent was requested.

(iv)	The Claimant Party and the Respondent Party shall work closely and consistently together regarding the situation and the status of any action or means of defense that the Claimant Party may have initiated or filed. If the Parties agree that the Respondent Party would assume the defense directly, the latter shall keep the Claimant Party informed about the status of the process. Also, the Claimant Party must inform the Respondent Party of the status of the process.

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(v)	After the process is concluded, as applicable, the Respondent Party will be obligated to pay the Claimant Party within a period of not more than sixty (60) Days following receipt by the Respondent Party of the Claimant Party’s written communication regarding the conclusion of the process, and the amount established in the ruling, sentence, award or act that ends the process, including all applicable interests, arrears and penalties, as established in the respective proceeding.

(vi)	In the event that the decision of the Respondent Party is to not initiate or file actions or means of defense or, as applicable, the respective response to charges and clarifications are not submitted, the Respondent Party will proceed to pay the Claimant Party the pertinent amount according to the notification of third-party claim, and as of the payment date will be released of any liability due to the aforementioned procedure or court order.

(vii)	The defense strategy shall endeavor to ensure that the Claimant Party is not subject to attachment or other loss. If such precautionary measures, attachment or similar processes are ordered that affect the operations of the Claimant Party, the Respondent Party will take the pertinent legal steps to lift or suspend such measures, doing so promptly and diligently.

(viii)	With regard to any claim of the Claimant Party according to the provisions of this Master Service Contract, the Respondent Party shall make the pertinent payment:

(a)	Within sixty (60) Days following the date the claim was made, in the event that it is with regard to a matter as to which there is no dispute between the Parties; or

(b)	Within sixty (60) Days following the date of the final ruling or the agreement reached regarding the claim, in the event of a dispute between the Parties related to the same.

(ix)	The Parties agree to cooperate to the greatest extent possible in connection with any third-party claim regarding which indemnity may or may not be demanded under this Master Service Contract.

Section 17.05

If subsequent to the date the respective legal or administrative process is concluded, a dispute arises between the Parties with respect to the indemnity obligation, the same will be resolved by means of the mechanism established in Clause 23 of the General Conditions of this Master Service Contract.

Clause 18	Confidentiality

Section 18.01

The Parties agree to maintain strictly confidential, without disclosing to anyone, the information notified as confidential (hereinafter the “Information”), that was furnished during the performance of this Master Service Contract and during the activities of ECOPETROL and/or of CENIT.

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Section 18.02

Notwithstanding the foregoing, Information may be disclosed only in the following cases:

(i)	When disclosure of the Information is required by law;

(ii)	When disclosure of the Information is ordered by a Competent Authority;

(iii)	When the information in question is of the public domain, without being due to any act or omission of the Parties; or

(iv)	When the person who provided the information has authorized it in writing in each case.

Section 18.03

For any information that must be or needs to be disclosed as stipulated in the foregoing sections, the disclosure in question will only take place after consultation, if the deadline granted by law or the Competent Authority who ordered disclosure of the information permits, with the Party who provided the information. In cases in which it is not possible to implement the period granted by law or the Competent Authority to disclose the information, the Party disclosing the information shall subsequently inform the other Party of the referenced disclosure.

Section 18.04

In addition, the Information will be understood as being available for disclosure to employees, advisors, and officers of the Parties.

Section 18.05

The Parties may disclose the Information without prior written consent of the other to an Affiliate company, provided that the Parties guarantee that the aforementioned Affiliate company will observe the confidentiality terms and other conditions of this Master Service Contract.

Section 18.06

In all cases, the Parties shall ensure that the people to whom the Information is disclosed maintain such Information confidential and abstain from disclosing it. The Parties will be responsible for any disclosure of Information by their employees, advisors, and officers. If the Parties become aware of an authorized disclosure of Information, it will be immediately notified to the other Party, and they will jointly take the measures necessary and/or advisable to prevent other disclosures of Information in the future.

Section 18.07

The Parties will only use or allow use of the disclosed Information in the performance of this Master Service Contract in order to comply with it. Disclosure of Information under this Master Service Contract will not grant any other right.

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Section 18.08

The Parties will be responsible if, through negligent acts or omissions, they disclose or make any Information public outside the terms provided hereunder in accordance with the law.

Section 18.09

Either of the Parties may demand return of the Information at any time after written notification to the other Party. Within thirty (30) Days following receipt of such notification, the receiving Party shall return all original Information and will destroy or ensure destruction of all copies and reproductions (in any form, including but not limited to electronic means) that it has in its possession or in possession of people to whom it was disclosed under this Master Service Contract. In all cases, at the end of the Completion Period of the Master Service Contract, each of the Parties shall return to the other Party all original Information and destroy or ensure destruction of all copies and reproductions (in any form, including but not limited to electronic means) that it has in its possession or in possession of people to whom it was disclosed under this Master Service Contract.

Section 18.10

During the Completion Period, the Parties agree to maintain in reserve and not disclose the Information expressly identified in writing by each of them that is protected by copyright or industrial secrecy according to current laws, which is directly delivered by one of the Parties to the other due to the performance of the Master Service Contract, and agree not to provide the aforementioned Information to third parties, unless ordered by Competent Authorities or in events in which current legal provisions so require.

This confidentiality Clause will remain in effect even after termination of the Master Service Contract.

Clause 19	Suspension

Section 19.01	Suspension of the Services

Performance of the Services may be suspended in part when:

(i)	In the case of Justified Events. In these cases the affected Party shall notify the other Party, first by the most expeditious means and later in writing within twenty-four (24) hours regarding the respective situation, indicating the events that brought about the Justified Event. Also, the evaluation of the Justified Event and its consequences will be communicated in writing within twenty-four (24) hours of the conclusion of the respective Justified Event.

The Party affected by a Justified Event is obligated to do everything reasonably advisable and possible, under extraordinary conditions, to mitigate and reduce the effects of the Justified Event, as well as to overcome them as soon as possible.

Partial suspension of the Services does not authorize either of the Parties to interrupt performance of their other contractual obligations that are not affected by the partial suspension.

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(ii)	When due to causes not attributable to CENIT it does not have the permits, licenses or authorizations required to perform the Services, notwithstanding the responsibility of CENIT under the provisions of Sections 8.01 and 16.02 of the General Conditions of this Master Service Contract.

(iii)	Causes attributable to CENIT that make it impossible to perform the Services, notwithstanding CENIT’s contractual liability for breach of its obligations.

(iv)	Negligent breach by ECOPETROL except when it is a matter of disputed amounts of money. Negligent breach will be considered to exist when ECOPETROL has failed to comply with its payment obligations after the credit limit granted by CENIT is reached.

(v)	In order to comply with the applicable regulation or at the disposition of the Competent Authority, including but not limited to prioritization of transportation, loading and/or storage of Products.

(vi)	Due to scheduled maintenance and/or work of the Property and infrastructure of CENIT included within the Delivery and Receiving Schedule that do not affect the Service Factor.

Section 19.02

Suspension of the Services will not affect the authority of ECOPETROL to search for and implement alternatives that allow it to ensure supply of suspended Services directly by another supplier, regarding which CENIT may not make claims or request any compensation.

Section 19.03

ECOPETROL will not be obligated to pay the Service Rate that has been suspended for any cause other than that indicated in numbers (i) and (iv) of Section 19.01, notwithstanding the provisions of Section 19.04.

Section 19.04

In the case of suspension of the Product Transport Service due to occurrence of a Justified Event in the Pozos Colorados — Galan Products Pipeline, pursuant to the provisions of number (i) of Section 19.01, the following procedure will apply:

(i)	When during the same Calendar Year, one or more Justified Events are alleged by CENIT, jointly or separately, as a cause of suspension of the Product Transport Service through the aforementioned Products Polyduct, ECOPETROL shall be obligated to pay the lower price in effect at the time of the suspension between operating and maintenance costs or the current Transport Rate recognized by the Ministry of Mines and Energy or the entity that replaces it, applicable to Firm Capacity under “Ship or Pay” terms.

If within the same Calendar Year the Product Transport Services have been suspended for continuous or discontinuous periods whose total exceeds ninety (90) Days after the first Day of suspension, ECOPETROL, after Day ninety-one (91) of the suspension, will not be obligated to pay any amount to CENIT until the pertinent Service is recommenced.

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(ii)	When during the same Calendar Year one or more Justified Events are alleged by ECOPETROL, jointly or separately, that lead to suspension of the Product Transport Service by the aforementioned Products Polyduct, ECOPETROL will not be obligated to pay the Transport Rate for Product Transport Services until day ninety (90) of the suspension.

If during the same Calendar Year the Services have been suspended for continuous or discontinuous periods that exceed ninety (90) Days following the first Day of suspension, ECOPETROL shall be obligated to pay the Transport Rate for Firm Capacity under “Ship or Pay” terms as of Day ninety-one (91) of the suspension, until the requirement for Product Transport Services by ECOPETROL is recommenced.

Section 19.05

For other Property and Services, with the exception of the Service of Loading Products on Tank Trucks in the case of suspension or failure to provide the Services due to a Justified Event, in accordance with the provisions of number (i) of Section 19.01, the following procedure shall apply:

(i)	When during the same Calendar Year one or more Justified Events are alleged by CENIT, jointly or separately, as a cause of suspension of one or more Services for one or more Property in particular, ECOPETROL, during the first ninety (90) Days of suspension, will be obligated to pay the Firm Capacity Rate under “Ship or Pay” terms for the suspended Services.

If during the same Calendar Year the Services for particular Property have been suspended for continuous or discontinuous periods that exceed ninety (90) Days following the first Day of suspension, ECOPETROL will not be obligated to pay the Rate until the pertinent Service is recommenced.

(ii)	When during the same Calendar Year one or more Justified Events are alleged by ECOPETROL, jointly or separately, which lead to suspension of one or more Services for one or more of the items of Property, ECOPETROL will not be obligated to pay the Firm Capacity Rate under “Ship or Pay” terms for suspended Services.

If during the same Calendar Year the Services have been suspended for continuous or discontinuous periods that exceed ninety (90) Days following the first Day of suspension, ECOPETROL will be obligated to pay the Rate as of Day ninety-one (91) of suspension, until the requirement for Crude Transportation Services by ECOPETROL is recommenced.

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Clause 20	Termination of the Master Service Contract

This Master Service Contract shall terminate:

(i)	Due to expiration of the stipulated Completion Period; or

(ii)	By mutual agreement of the Parties.

Clause 21	Settlement of the Master Service Contract

After termination of the Master Service Contract, the Parties will sign the record of finalization of performance.

The Parties will prepare the final settlement of the Master Service Contract by mutual agreement within six (6) months following the Termination Date of the Master Service Contract. For such purpose ECOPETROL will prepare the record of finalization, which will be submitted for review by CENIT.

If CENIT does not agree on the final settlement or there is no agreement regarding the content of the same within the aforementioned term, ECOPETROL may independently make a final settlement in one (1) month, which in any case is not binding on CENIT and may be challenged by the latter.

The record of final settlement will expressly set forth the following:

(i)	Declaration regarding compliance of obligations of each of the Parties in the performance of the Master Service Contract; and

(ii)	Any agreements, conciliations, and settlements reached by the Parties in order to finalize differences and prepare a no-debt certificate.

After final settlement of the Master Service Contract, each Party shall pay the other any amounts owed for any reason that are obtained in the final settlement procedure, after making any pertinent deductions.

Clause 22	Assignment and subcontracting

Section 22.01

The Parties shall have the right to assign or transfer in whole or in part their interests, rights, and obligations under this Master Service Contract according to the rules established in this Master Service Contract. Any assignment or transfer that is contrary to the aforementioned rules will not be valid or binding on the other Party.

Section 22.02	Assignment by CENIT

CENIT may assign in whole or in part the rights and obligations under this Master Service Contract provided that it does not affect the rights of ECOPETROL to the Services. Any assignment of rights and obligations that affects the rights of ECOPETROL under this Master Service Contract will require prior written approval from ECOPETROL, unless the assignment is made to a subordinate or controlling company of CENIT.

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For the effects of the provisions of this number, CENIT will submit a written request for approval, indicating the essential elements of the transaction, such as possible parties, rights and obligations, scope of the assignment, and the manner they affect or may affect the referenced rights of ECOPETROL. ECOPETROL will have a term of thirty (30) Days following delivery of the request for approval to provide the decision to accept or reject the request. If ECOPETROL fails to answer within such term, the assignment will be considered approved.

Section 22.03	Assignment by ECOPETROL

ECOPETROL may assign in part or in whole the rights and obligations under this Master Service Contract provided that it strictly complies with the same provisions of Section 3.05 number (iii), letter b, sub-number 2 of the General Conditions of this Master Service Contract.

Section 22.04	Subcontracting

CENIT may subcontract all or part of the obligations for the performance of the Services. In all cases:

(i)	CENIT shall maintain control and supervision of activities of its subcontractors.

(ii)	CENIT shall continue to be the sole party responsible to ECOPETROL for compliance of its obligations under this Master Service Contract.

(iii)	There shall be no contractual connection between ECOPETROL and subcontractors of CENIT.

(iv)	Any complaint, claim or petition of a subcontractor of CENIT shall be entirely addressed by CENIT.

(v)	No breach by subcontractors of CENIT will be considered a Justified Event, extraneous cause or exculpatory circumstance for CENIT vis-à-vis ECOPETROL.

Clause 23	Dispute Resolution

In the event of any type of disagreement, dispute or controversy arising from this Master Service Contract, either of the Parties shall be obligated first to request from the other Party a direct solution of the same. For such purpose, the Party who considers that there is a disagreement shall notify the other Party within twenty (20) Days following the occurrence or verification of the same. Within ten (10) Working Days following receipt of the notification, the Parties shall meet to directly resolve the disagreement in question within a period of twenty (20) Working Days. After such period has expired, if there is no agreement, the Parties may resort to the mechanisms of dispute resolution provided by law.

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Clause 24	Regulatory Adjustment

The conditions established in this Master Service Contract, its Chapters and annexes, shall be adjusted to satisfy any regulatory changes made or implemented by the Competent Authority that:

(i)	Are binding upon any of the Parties and conflict with the provisions of this Master Service Contract

(ii)	Cause financial imbalance in the Contract as it pertains to any of the Parties

The Parties agree in good faith to renegotiate the terms of the Contract in order to re-establish the economic balance, and if no agreement is reached, they will resort to the mechanism provided in Clause 23.

Clause 25	Taxes

All national, departmental, district or municipal taxes, contributions, fees, surcharges, and assessments payable due to the execution, performance and final settlement of this Master Service Contract shall be paid by the Party to whom such payment pertains according to the law.

Clause 26	Guarantees

Considering the fact that (i) CENTI is a subsidiary of ECOPETROL and (ii) in addition to this Master Service Contract, ECOPETROL and CENIT have executed an Operation and Maintenance and Project Management Contract, the Parties agree that this Master Service Contract shall not cause either of them any obligation to establish guarantees.

Clause 27	Notifications

(i)	Communications and invoices sent between CENIT and ECOPETROL pursuant to this Master Service Contract must be provided in writing in order for them to be valid, and must, at the discretion of the issuing Party, be delivered personally or transmitted by fax, email or by any other means permitting verification of their dispatch and receipt (including proof of receipt and confirmation by mail).

(ii)	All communications shall be regarded as having been received and as having had the desired effect:

(a)	On the date of receipt, if delivered in person, or

(b)	Twenty-four (24) hours after the date of transmission if transmitted by fax, email or any other means permitting verification of their dispatch and receipt, so long as the confirmation is received within the following eight (8) days, whichever comes first.

(iii)	Each Party may change its address for the purposes contained herein subject to notice in writing to the other Party fifteen (15) days in advance of the expected date of the changes.

(iv)	All notifications and communications that the Parties must make in connection with the execution of this Contract shall be made to the following addresses:

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ECOPETROL

Address	Carrera 7 No. 37 – 69 Piso 9 Edificio Teusacá
Contact	Alvaro Castañeda Caro
Telephone	2343491
Fax	2343532
City	Bogotá D.C.
Email	alvaro.castañeda@ecopetrol.com.co

CENIT

Address	Carrera 9 No. 76 49 Piso 4
Contact	Camilo Marulanda López Jorge Alberto Castiblanco Juan Pablo Ospina
Telephone	3198800
Fax	3198700
City	Bogotá D.C.
Email	camilo.marulanda@cenit-transporte.com jorge.castiblanco@cenit-transporte.com juan.ospina@cenit-transporte.com

Clause 28	Domicile

The contractual domicile for all legal and procedural purposes shall be the city of Bogotá D.C.

Clause 29	Applicable Law

This Master Service Contract shall for all purposes be governed by the laws of the Republic of Colombia.

Clause 30	Integrity of the Contract and its Amendments

Section 30.01	Completeness

(i)	This Master Service Contract contains a full and complete listing of the terms accepted and agreed by the Parties to govern the legal transactions with respect to ECOPETROL’s Contracted Capacity relating to Property, together with the Services that will be provided by CENIT in connection with these. The Parties mutually agree to the complete invalidation of all agreements, accords, contracts, understandings or conversations they may have had prior to the Date of Signing with respect to ECOPETROL’s Services and Contracted Capacity.

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(ii)	The following documents constitute part of the Master Service Contract:

Chapter I – Product Transport Service

ANNEX TP-1	Quality Specifications

ANNEX TP-2	Polyducts

ANNEX TP-3	CENIT Transporter’s Manual

ANNEX TP-4	Product Transport Rates per Polyduct

ANNEX TP-5	ECOPETROL’s Contracted Capacity per Polyduct

ANNEX TP-6	CENIT Measurement Manual

ANNEX TP-7	Conditions for the Use of the Strategic Inventory

Chapter II – Product Storage Service

ANNEX AP-1	Storage Installations

ANNEX AP-2	ECOPETROL’s Contracted Capacity for Storage

ANNEX AP-3	Storage Service Rates

Chapter III – Tank Truck Product Loading Service

ANNEX CPC-1	Platforms

ANNEX CPC-2	ECOPETROL’s Contracted Capacity per Platform

ANNEX CPC-3	Tank Truck Product Loading Service Rates

ANNEX CPC-4	Operation and Loading Standards

Chapter IV – Portside Product Unloading Service

ANNEX DPP-1	Ports

ANNEX DPP-2	Portside Product Unloading Service Rates

ANNEX DPP-3	Port Operation Regulations

ANNEX DPP-4	Procedure for Resolving Delays

ANNEX DPP-5	ECOPETROL’s Contracted Capacity for Ports

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ANNEX DPP-6	Port Entry and Exit Points

ANNEX DPP-7	Procedure for Scheduling Windows

ANNEX DPP-8	Product Quality Specifications for Unloading in Ports

ANNEX DPP-9	MARPOL

(iii)	Should any provision of this Master Service Contract be prohibited, null, ineffective or incapable of enforcement in accordance with current law, the remaining stipulations shall survive it with full binding and obligatory effect for the Parties, unless the provision found to be prohibited, null, ineffective or unenforceable was essential in nature, to the extent that it would not be possible to interpret or comply with the same in the absence of that provision. In such an event, the Parties agree in good faith to negotiate a legally valid Clause whose purpose matches the provision or provisions suffering from the defects of nullity, invalidity or unenforceability.

(iv)	The termination of this Master Service Contract shall not relieve the Parties of any obligation owed to the other Party in accordance with this Master Service Contract, or from liability for any loss, cost, damage, expense or responsibility that could arise under this Master Service Contract before or as a result of the aforementioned termination.

Clauses 1, 11, 12, 15, 16, 17, 23, 25 and 29, among others, shall therefore survive the termination of this Master Service Contract.

Section 30.02	Amendments

Only those amendments to this Master Service Contract and its Chapters and Annexes shall be valid as recorded in a document signed by both Parties. No changes to the shareholder composition of CENIT shall be tantamount to an amendment to the conditions agreed to in this Master Service Contract.

Clause 31	Finalization of the Contract

The Master Service Contract shall only be regarded as finalized once it has been signed.

Clause 32	Legal and Contractual Requirements for Execution

The execution of the Master Service Contract may only commence on the Date of Commencement.

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Clause 33	Definitions

A

Additional Capacity: The capacity in addition to the Firm Capacity for each of the Services to which ECOPETROL is entitled by virtue of the Master Service Contract and which shall be calculated in BPCD. CENIT has no firm commitment with respect to this capacity; that is to say, it is offered by CENIT under the uninterrupted modality.

Affiliate: This is: (i) any person who directly or indirectly controls any of the Parties; (ii) a legal entity directly controlled by the Parties; (iii) a legal entity indirectly controlled by any of the Parties through its subsidiaries. A control situation shall be understood as existing when the events provided in article 261 of the Commercial Code occur.

Agent: Any natural or legal person, whether public or private, who participates in the technical and/or commercial aspects of the provision of the Product Transport Service, Product Storage Service and Portside Product Loading Service in accordance with current regulations where applicable.

API: Either (i) the American Petroleum Institute, or (ii) a unit of density used internationally as one of the properties for determining the sale of Hydrocarbons. It is defined as follows: API = 141.5/SG-131.5 in which SG is defined as specific gravity.

Asset Contribution Contract: Contract by means of which ECOPETROL transfers infrastructure or assets owned, franchised or approved by it to CENIT.

Authorized Quantity: Quantity of the Products that CENIT accepts for transportation by the Transport System.

Available Capacity: For a specific infrastructure and over a specific period of time, this is the difference between the Effective Capacity and the total of: (i) the Owner’s Capacity and (ii) the Contracted Capacity.

B

Barrel: Unit of Product volume equal to forty-two (42) U.S. gallons. Each gallon is equivalent to three liters and seven thousand eight hundred fifty-three ten-thousandths of a liter (3.7853).

Barrel Per Calendar Day (BPCD): The unit of measure of the flow rate with respect to the average value for a specific period.

Barrel Per Operational Day (BPOD): The unit of measure of the flow rate with respect to days of effective operation.

Batch: Batches are product volumes that are different and fully differentiated and that are transported along the polyduct one after the other in a predefined sequence, with interphases occurring between them.

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C

Calendar Month: The period of time beginning at 00:00:01 hours on the first Day of a calendar month and ending at 24:00 hours on the last Day of the same calendar month. It is always stated in Colombian time.

Calendar Year: The period beginning at 00:00:01 hours on January first (1) of each year and ending December thirty-first (31) of the same year at 24:00 hours. It is always stated in Colombian time.

CENIT: CENIT Transporte y Logística de Hidrocarburos S.A.S., as identified at the beginning part of the Master Service Contract.

Claimant Party: Any of the Parties that are signatories to this Master Service Contract that brings a complaint or pertinent action to make good the indemnities.

Commencement Date: Either the date on which the commencement of the project is signed or the date expressly provided in the latter.

Competent Authority: Any entity or body, regardless of its nature, that is capable of issuing any type of law, regulation, judgment, award, decree, resolution, action, or capable of imparting instructions, whether for general or specific application, that are of obligatory compliance, or that has the capacity for applying the same.

Contracted Capacity: The total transport, storage and loading capacity that CENIT has contracted with its clients under the firm modality for a specific infrastructure and which shall be calculated in BPCD.

D

Date of Signing: The date on which this Master Service Contract is signed, indicating the commencement of the General Conditions of this Master Service Contract.

Day or Days: Calendar day or calendar days, respectively.

Declared Value of the Product: The individual value held by each Product as assessed at the time it is delivered to CENIT at the Point of Entry.

Delivery: The action by means of which a given volume of the Shipper’s Products are transferred to CENIT’s custody for transportation via the Polyduct.

For the other Services, this is the action by means of which a given volume of the Shipper’s Products are transferred to CENIT’s custody to be stored in tanks or when they are loaded in Ports.

Diluent: The natural or refined Product that is mixed with heavy Crude Oil to provide the crude oil with those quality specifications required for it to be effectively transported by each of the Oil Pipelines, so long as this Diluent can be transported by the Transport System.

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For the other Services, this is the natural or refined Product that is mixed with heavy Crude Oil to provide the crude oil with those quality specifications required for it to be effectively stored in tanks, unloaded on Unloading Platforms, loaded into tank trucks or in Ports, so long as this Diluent can be stored or transported by CENIT infrastructure.

Duration of Validity: This shall have the meaning contained in Section 4.01 of the General Conditions of the Master Service Contract.

E

ECOPETROL: ECOPETROL S.A., as identified at the beginning part of the Master Service Contract.

ECOPETROL’s Contracted Capacity: The entire capacity committed by CENIT to ECOPETROL for the provision of the Services of the Master Service Contract by CENIT including the Firm Capacity and Additional Capacity modalities, which capacity shall be calculated in BPCD.

Effective Capacity: The maximum average transport capacity that is effectively available. It is calculated as a product of the Nominal Capacity multiplied by the Service Factor.

For other Services, this means the maximum average daily capacity that is effectively available. It is calculated as a product of the Nominal Capacity multiplied by the Service Factor.

Entry Points: Exact point in the Transport System, for storage, loading of tank trucks or Unloading in Ports at which CENIT takes custody of the Product delivered by ECOPETROL. These are described in Annex TP-5 of the Chapter on Product Transport Service, Annex AP-2 of the Chapter on Product Storage Service, Annex CPC-2 of the Chapter on Tank Truck Product Loading Service and Annex DPP-5 of the Chapter on Portside Product Unloading Services.

Exit Points: Exact point in the Transport System, for storage, loading of tank trucks or Unloading in Ports at which ECOPETROL receives the Product delivered by CENIT which thereby ceases to have custody of the Product. These are described in Annex TP-5 of the Chapter on Product Transport Service, Annex AP-2 of the Chapter on Product Storage Service, Annex CPC-2 of the Chapter on Tank Truck Product Loading Service and Annex DPP-5 of the Chapter on Portside Product Unloading Services.

F

Firm Capacity: The portion of ECOPETROL’s Contracted Capacity composed of the “Ship or Pay” and “Ship and Pay” modalities for each of the Services to which ECOPETROL is entitled by virtue of the Master Service Contract, calculated in BPCD.

Followup Committee: The committee established to track the execution of this Master Service Contract in accordance with the regulations established in Clause 9 of the General Conditions.

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G

Gallon: One U.S. gallon or one of forty-two parts (1/42) of a Barrel.

General Conditions: The “GENERAL CONDITIONS” section of the Master Service Contract.

Gross Barrel: Product volume including dissolved water and water and sediment in suspension, but excluding free water and bottom sediments, calculated under standard conditions (60°F and 14.7 lbf/in2, or 15°C and 1.01325 bars).

I

Identifiable Losses: Loss of Products that can be traced to a specific point on the Polyduct and that can be attributed to specific events such as fractures, spills, force majeure or act of nature.

Indemnifying Party: Any of the Parties that are signatories to this Master Service Contract who are responsible for indemnifying the Claimant Party.

Information: Information classified as confidential in accordance with the regulations provided in Article 18 of the General Conditions of this Master Service Contract.

Interphase: The mix that occurs during normal operations of the Polyduct between adjacent batches of Products with different specifications.

Inventory in Transit: Part of the line fill corresponding to the volume of Product to be delivered to the Shipper.

J

Justified Event: Any instance of force majeure, act of nature, action by a third party or exclusive culpability of the victim and/or characteristic and inherent defects in the Product.

L

Line Fill: All Product volumes necessary to maintain the Polyducts in permanent operation.

The Line Fill includes but is not limited to non-pumpable resources in tanks and line fills for processing and machinery.

For the other Services, this refers to all Product volumes necessary to maintain the tanks, Unloading Platforms and Ports in permanent operation, including but not limited to non-pumpable resources in tanks and line fills for processing and machinery.

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M

Marketing Rate: The financial compensation that ECOPETROL must pay CENIT for its marketing of ECOPETROL’s Temporary Capacity Release.

Master Service Contract: The General Conditions and their corresponding Chapters and Annexes.

Measurement Manual: The document that contains the General Conditions for the measurement of Products, which is attached as Annex TP-6 to Chapter I — Product Transport Service by Polyduct of this Master Service Contract.

Minimum Availability of Firm Capacity: The minimum availability value of ECOPETROL’s Firm Capacity required to guarantee CENIT’s infrastructure. It is calculated in accordance with the formula established in Section 3.03 of the General Conditions.

Monetary Conditions: Where applicable, refers to the tables or formulae used to calculate the surcharges and discounts applicable to the Transport Rate for commercial concepts.

N

Net Barrel: The Product volume excluding total water and total sediment, calculated under standard conditions (60°F and 14.7 lbf/in2, or 15°C and 1.01325 bars).

Nominal Capacity: The maximum transport capacity between a pumping station and a Polyduct terminal, or between two pumping stations, calculated on the basis of the equipment installed in a Polyduct and the amount of Product anticipated for a specific period. Expressed in BPOD.

For other Services, this means the maximum calculated capacity, calculated on the basis of the equipment installed in a Polyduct and the amount of Product anticipated for a specific period.

Nominated Quantity: The quantity of the Products that ECOPETROL requests be transported by the Transport System and that it allocates in the corresponding nomination.

Nomination: Request for Service for the Operational Month that specifies the volume of transport required, the Entry Point, the Exit Point and the Product being transported.

For the other Services, this refers to the corresponding request for Service that formalizes the Shipper for an Operational Month, that specifies the volume required for each tank and Platform, the Entry Point, the Exit Point, the Product and the ownership of the Products whose loading onto the tank trucks and/or unloading at the port is being requested.

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O

Operating Storage: This is the amount of fuel necessary for efficient transport operations, which shall be maintained in the Transport System.

Operation and Maintenance Contract: Contract by means of which ECOPETROL will provide operating, maintenance and related services to infrastructure owned by CENIT.

Operational Decline: Alteration in the quality of Products during the provision of Product Transport Service owing to the mix of these as a result of the operation of the Transport System in Batches. Operational Decline does not imply a reduction in the total volume of product transported by the Transport System.

Operational Month: The Calendar Month for which ECOPETROL has nominated each of the Services and during which CENIT meets the Delivery and Receiving Schedule.

Owner’s Capacity: The capacity required by CENIT for a specific infrastructure in order to supplement its operational needs.

P

Party or Parties: CENIT or ECOPETROL, or both, depending on the context in which the term is used.

Permanent Capacity Release: ECOPETROL’s Firm Capacity released on a permanent basis in accordance with the regulations stated in Section 3.05 (ii) of the General Conditions of this Master Service Contract.

Platforms: All of the physical installations necessary for the loading of ECOPETROL Products onto tank trucks by virtue of the Master Service Contract.

Polyduct: All physical installations necessary for transporting the Product from a Point of Entry or a Point of Exit to the next Point of Exit including, among others, the piping, pumping units, measuring stations, control systems and storage capacity necessary for the operation of the Transport System.

Ports: The accumulation of physical elements including works, access canals, installations and services that under favorable circumstances permit the usage of a coastal or riverbank area for carrying out the loading and unloading of all types of ships and the transfer of property between land, maritime and/or river transportation. Within the port are port terminals, piers and wharves.

Portside Product Unloading Rate: The financial compensation that ECOPETROL must pay CENIT for the Portside Product Unloading Service.

Portside Product Unloading Service: The portside unloading service for ECOPETROL Products to be provided by CENIT to ECOPETROL, the regulations of which are contained in the General Conditions of this Master Service Contract, the Chapter on Chapter on Portside Product Unloading Service (Chapter IV) and its annexes.

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Product Storage Rate: The financial compensation that ECOPETROL must pay CENIT for the Product Storage Service.

Product Storage Service: The storage service for ECOPETROL Products to be provided by CENIT to ECOPETROL, the regulations of which are contained in the General Conditions of this Master Service Contract, the Chapter on Product Storage Service (Chapter II) and its annexes.

Product Transport Rate: Single monetary value, per Barrel or Gallon, transported on a Trajectory and charged by CENIT to ECOPETROL in accordance with the provisions of the current regulations.

Product Transport Service: The transport service by Polyduct for ECOPETROL Products to be provided by CENIT to ECOPETROL, the regulations of which are contained in the General Conditions of this Master Service Contract, the Chapter on Product Transport Service (Chapter I) and its annexes.

Products: These are any liquid fuels derived from petroleum and classifiable within the categories of gasolines, kerosenes and including aviation fuels (avgas), regular and extra engine gasoline, aviation fuels for turbofan engines, kerosene, diesel extra or low sulfur, regular diesel to meet current Colombian quality standards, marine diesel (also known as gas oil, intersol, diesel No. 2), diesel and its mixtures with biofuels in accordance with current standards, naphtha and diluent.

Property: The infrastructure and/or assets transferred by ECOPETROL to CENIT at the time of the transfer of assets covered in the Asset Contribution Contract.

Prudent Industry Practices: The practices generally applied by an experienced and prudent operator and maintainer of Hydrocarbon transport infrastructure in the United States of America, adapted where necessary for the development of operations in Colombia for climatological, topographic, public order and socio-environmental reasons, and in view of the known condition of the infrastructure.

Q

Quality Specifications: The quality specifications that the Product must have in order for the Services to be carried out, as described in Annex TP-1 of the Product Transport Service Chapter.

Quantity Delivered: Total quantity of the Products that ECOPETROL delivers to the Entry Points of the Transport System. This quantity is calculated not by taking each Individual Product amount into consideration but by taking all the Products together.

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Quantity Received: Total quantity of the Products that ECOPETROL takes at the Exit Points of the Transport System. This quantity is calculated not by taking each Individual Product amount into consideration but by taking all the Products together.

R

Reasonable Steps: Those reasonable and timely measures as a provider of full Product transport, storage and loading Services is able to take given the demands of the business and Prudent Industry Practices in order to avoid injury or the aggravation of the same.

Regulations on Port Operations: Document that regulates the relationship between the Shippers and CENIT in order to ensure the best, safest and most timely provision of Port Services together with the fulfillment of related operations, approved by the Ministry of Transportation, together with its amendments and additions.

S

Scheduled Capacity: The portion of the Effective Transport Capacity of the Polyduct that is allocated to each Shipper or Third Party requesting Product Transport Service by means of the Delivery and Receiving Schedule, in accordance with the provisions of this Master Service Contract.

For the other Services, this refers to the portion of the Effective Capacity allocated to each Shipper or Third Party requesting the service in question.

Scheduling of Deliveries and Receipts: The scheduling of Polyduct operations for an Operational Month prepared by CENIT on the basis of the transport Nomination cycle.

For the other Services, this refers to the operation schedule for tanks, Loading of tank trucks and Portside Unloading of Products for an Operational Month prepared by CENIT on the basis of the transport Nomination cycle.

Service Factor: The percentage of the Nominal Capacity that can effectively be used owing to restrictions of a temporary operational nature and those connected with the maintenance of the Polyduct and its related and complementary installations, calculated for a specific period during which consideration should be made of the effects of the non-availability of mechanical equipment, line maintenance schedules and the number of days involved.

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For the other Services, this is the percentage of the Nominal Capacity that can effectively be used owing to restrictions of a temporary operational nature and those connected with the maintenance of tanks, Platforms and their related and complementary installations, calculated for a specific period during which consideration should be made of the effects of the non-availability of mechanical equipment, line maintenance schedules and the number of days involved.

Service Rates: Jointly, the Product Transport Rate, the Product Storage Rate, the Tank Truck Product Loading Rate and the Portside Product Unloading Rate, which will be defined and updated under the terms provided in the regulations, and failing this, by the provisions of this Contract.

Services: Jointly, the Product Transport Service, the Product Storage Service, the Tank Truck Product Loading Service and the Portside Product Unloading Service.

Ship and Pay: The modality under which part of the Firm Capacity is committed and by virtue of which ECOPETROL is obliged to pay a Service Rate solely for those volumes actually used within the aforementioned capacity.

Ship or Pay: The modality under which part of the Firm Capacity is committed and by virtue of which ECOPETROL is obliged to pay a Service Rate solely for the volume committed regardless of whether the aforementioned capacity was used or not.

Shipper: Party that contracts a service and signs an agreement relating to any Services with CENIT. It is understood that the Shipper acts as owner of the Product to be transported, stored and loaded onto tank trucks unless otherwise specified. For the purposes of this Contract, ECOPETROL is understood as being a Shipper.

Shipper Balance: The Volumetric Balance for each of the clients to which CENIT provides Services.

Shipper’s Installations: Refers to all the installations necessary to connect ECOPETROL with CENIT’s infrastructure.

Storage Installations: The physical installations in the care of CENIT that are constructed and operated on land and are required for the storage, handling and dispatching of Liquid Fuels; for the purposes of this Contract, the Storage Installations shall be those indicated in Chapter II — Product Storage Service.

Strategic Inventory: Inventory of fuels used to replenish different operational events that could jeopardize the storage of Products.

T

Tank Truck Product Loading Rate: The financial compensation that ECOPETROL must pay CENIT for the Tank Truck Product Loading Service.

Tank Truck Product Loading Service: The tank truck product loading service for ECOPETROL to be provided by CENIT to ECOPETROL, the regulations of which are contained in the General Conditions of this Master Service Contract, the Chapter on Tank Truck Product Loading Service (Chapter III) and its annexes.

Temporary Capacity Release: ECOPETROL’s Firm Capacity released on a temporary basis in accordance with the regulations stated in Section 3.05 (ii) of the General Conditions of this Master Service Contract.

Theft: Those quantities of Product illegally removed from the Transport System by third parties during the provision of Transport Service.

Third Party: Any person alien to this Master Service Contract.

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Trajectory: The part of the Polyduct encompassing a Point of Entry and a Point of Exit and which must have a Product Transport Rate.

Transport Contract: The meeting of minds formalized in writing between the Transporter and a Shipper whose purpose is or includes the transport of Products by Polyduct.

For the purposes of this document, the Parties understand that the Transport Contract includes the General Conditions of the Master Service Contract and Chapter I on the Transport of Products of ECOPETROL.

Transport System: The accumulation of Polyducts owned by CENIT.

Transporter: The person that provides transportation service via Polyducts. For the purposes of this Contract this will be CENIT, as identified at the beginning part of the Master Service Contract.

Transporter’s Manual: Document containing information together with CENIT’s operational and administrative procedures aimed at regulating the operation of the Transport System, and attached as Annex TP-3 to Chapter I — Product Transport Service by Polyduct of this Master Service Contract.

U

Unidentifiable Losses: Ordinary losses inherent in the operation of the Services, including among others:

•	Mixing.
•	Drainage.
•	Undetected illegal extraction.
•	Failures in the factors of the measuring devices.
•	Volumetric contraction.
•	Escapes/leaks from the valves.
•	Evaporation.
•	Minor leaks.
•	Uncertainties inherent in the measuring systems and related instruments.
•	Uncertainties inherent in the bar tree analysis associated with the liquidation of volumes.
•	Development of uncertainties inherent in procedures established at international level to determine volumes by static and dynamic measurement.

Unused Capacity: The unused Effective Capacity, consisting of the sum of: (i) the Available Capacity, (ii) the unused Owner’s Capacity and (iii) the unused Contracted Capacity (scheduled but neither used nor nominated).

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V

Volumetric Balance: The operational balancing that CENIT will perform at the end of each Operational Month for the purpose of establishing the various Product amounts handled for each of the Services, and for determining and distributing Identifiable Losses and Unidentifiable Losses together with Product Theft.

W

Withdrawal: The action by which CENIT returns to the Shipper or any party appointed by the latter a volume of Products at the Point of Exit, thereby surrendering custody.

Working Day: Every day of the week with the exception of Sundays and non-working days in accordance with Colombian law. Days shall be understood as calendar days in this Contract unless it is explicitly stated that these are Working Days.

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Master Service Contract for Products Chapter I – Product Transport Service by Polyduct

Chapter I

Product Transport Service by Polyduct

In addition to the terms contained in the General Conditions of the Master Service Contract, the Parties agree that the Product Transport Service will be governed by the following,

CLAUSES

Clause 1	Scope of Service

Section 1.01

This Chapter and its Annexes govern the special conditions for the provision of the Ecopetrol Product Transport Service in accordance with the General Conditions of the Master Service Contract.

Section 1.02

In particular, it will cover:

(i)	The use of the capacity of the Colorados-Galán Wells Line, as stipulated in Annex TP-5 of This Chapter.

(a)	In the event that the Competent Authority determines the use of the capacity associated with the Continuity Margin, ECOPETROL must release said capacity, a situation that will reduce the Contracted Capacity of ECOPETROL, notwithstanding the provisions of subsection a, number (ii) of Section 3.05 of the Master Service Contract.

(b)	In the event of the foregoing, the Released Capacity shall be deducted from the Firm Capacity in the “Ship or Pay” method of ECOPETROL.

(ii)	The Diluent Firm Capacity between Galán and the Diluent consumption sites located in Apiay and Tocancipá, in accordance with the provisions of Annex TP-5 of This Chapter, notwithstanding the provisions of subsection a, number (ii) of Section 3.05 of the Master Service Contract.

As for the Sutamarchán-Tocancipá line, the Parties understand that priority will be given to the supply of diesel and gasoline at the Tocancipá Terminal and the handling of Diluent at this Terminal, once the project of suspension of pumping to Puente Aranda begins, will be contingent upon the operational ability of handling more than two (2) Products in the Sutamarchán-Tocancipá trajectory and at the Tocancipá Terminal.

(iii)	Regarding the National Network of Polyducts, included in Annex TP-2 of this Chapter and excluding the Colorados-Galán Wells line, and in order to maintain the Strategic Inventory, ECOPETROL and CENIT undertake to jointly reserve a capacity of up to five thousand barrels per day (5,000 BPCD).

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(a)	Regarding this capacity, ECOPETROL will not pay the “Ship or Pay” Rate, provided that it involves Operations for the replacement and rotation of Strategic Inventories. It is understood that the Product Transport Service Rate is assumed by another Shipper other than ECOPETROL, when the inventories are released in its favor.

(b)	When circumstances warrant, CENIT may make use of a greater capacity than that described in the preceding paragraph in order to address unplanned events, and it may even reach agreements with other agents that have firm contracted capacity.

CENIT may make use of part of the Strategic Inventory of ECOPETROL, after agreement by the Parties regarding the procedure applicable to such use, which will be incorporated as Annex TP-7 once the parties reach an agreement, within a term not exceeding three (3) months from the date of completion of this Master Service Contract.

Section 1.03	Description of the Product Transport Service

CENIT undertakes to provide to ECOPETROL, regarding the ECOPETROL Products that are listed and delivered within the Contracted Capacity of ECOPETROL, the following services, including:

(i)	Receive and accept the Product Nominations from ECOPETROL, according to the requirements of ECOPETROL up to the Firm Capacity of ECOPETROL and in accordance with the applicable rules set forth in this Agreement and in accordance with Annex TP-5 of this Chapter on Product Transport.

(ii)	Receive at each Entry Point the ECOPETROL Product that meets the Quality Specifications of Annex TP-1 of this Chapter on Product Transport.

(iii)	Transport, preserve, store and decant the ECOPETROL Product through each one of the Polyducts specified in Annex TP-2 and up to each Exit Point, in accordance with the Nominations made by ECOPETROL and accepted by CENIT.

(iv)	Make available to ECOPETROL, at each Exit Point, the ECOPETROL Product.

(v)	Carry out all activities related to the Product Transport Service of this Chapter in a coordinated fashion with other operators that provide services of an equal or similar nature to CENIT and that may be needed to meet ECOPETROL Product evaluation requirements (if applicable).

Clause 2	Product Transport Rate

ECOPETROL shall pay to CENIT the Product Transport Rates listed in Annex TP-4. The Product Transport Rates listed in said annex correspond to the rates in effect for 2013, which will be updated in accordance with the provisions of the Master Service Contract or in regulations when there is a ruling in this regard. In any case, ECOPETROL shall pay to CENIT the amount of the provision of the Product Transport Service in the Firm Capacity under the “Ship or Pay” method in accordance with the provisions of this Master Service Contract.

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Clause 3	Contractual limits of liability of CENIT

For the purposes of the provisions of Section 16.02 of the General Conditions of the Master Service Contract, in situations of loss or damage of ECOPETROL Product during the Product Transport Service, the following contractual limit of liability shall be taken into account:

(i)	For consequential damages, CENIT shall pay compensation equal to seventy-five percent (75%) of the Declared Value of the Product for each lost or damaged Barrel.

(ii)	For lost profits, CENIT shall pay compensation equal to twenty-five percent (25%) of the Declared Value of the Product for each lost or damaged Barrel.

(iii)	These limits of liability will not apply in the event of fraud or gross negligence of CENIT.

Clause 4	Additional Obligations of the Parties

Notwithstanding the provisions of Clause 8 of the General Conditions of the Master Service Contract, the Parties shall have the following Obligations:

Section 4.01	CENIT

(i)	Authorize the Product Transport Service in the Nominated Quantity, provided that this is equal to or less than the Firm Capacity, and issue the corresponding Delivery and Receiving Schedule in accordance with the provisions of this Master Service Contract.

(ii)	Receive the full amount of the Products delivered by ECOPETROL or its designee, at the Entry Points, provided that ECOPETROL complies with the Delivery and Receiving Schedule and the Quality Specifications of the Products.

(iii)	Transport and deliver to ECOPETROL at the Exit Points, the Delivered Quantity, discounting the Identifiable and Unidentifiable Losses and Thefts.

(iv)	Maintain the Quality Specifications of the Products delivered by ECOPETROL in accordance with the provisions contained in Annex TP-1, except for variations in quality of the Products produced as a result of Operational Decline.

(v)	Measure the Quantity Delivered and Quantity Received and verify the quality of the Products at the Entry and Exit Points. This notwithstanding ECOPETROL’s obligation to verify the quality of the Products that it delivers to CENIT for those cases in which the same correspond to imported Product.

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(vi)	Process the claims filed by ECOPETROL in a timely manner, within the terms established herein.

(vii)	Others that arise from this Agreement or regulations in effect.

(viii)	Perform Volumetric Balance and Shipper Balance applicable to ECOPETROL in accordance with the provisions of this Agreement.

Section 4.02	ECOPETROL

(i)	Provide nominations to CENIT of the Quantities of Products required to be transported in accordance with the provisions of this Chapter.

(ii)	Deliver, directly or through a party designated for such purpose, the Authorized Quantity to CENIT at the Entry Points, in accordance with the Delivery and Receiving Schedule. The Product delivered to CENIT must meet the Product Quality Specifications in accordance with the provisions of Annex TP-1.

(iii)	Receive the Authorized Quantity at the Exit Points, in accordance with the Delivery and Receiving Schedule.

(iv)	Perform, at its own expense and risk, the preventive and corrective maintenance and operation of the Shipper’s Installations in accordance with the provisions of the Transporter’s Manual, and in the absence thereof, with Prudent Industry Practices.

(v)	Process and keep up to date each and every one of the permits, licenses or authorizations required by the Competent Authorities for the proper operation and functioning of the Shipper’s Installations.

(vi)	Provide to CENIT, at the proper time, all information that may be useful and necessary for the performance of the Agreement so that CENIT may conduct its business in a timely, dynamic and effective manner.

(vii)	Others that arise from this Agreement or regulations in effect.

Clause 5	Nomination.

Section 5.01

ECOPETROL must prepare the Nomination for CENIT of the quantities of Products required to be transported through the Transport System in accordance with the Nomination Procedure issued by CENIT.

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Section 5.02

ECOPETROL may nominate quantities of Products in addition to the Firm Capacity, which may be accepted by CENIT if there is Available Capacity in the Transport System, notwithstanding the provisions in Section 2.03 (ii) subsection b.

Section 5.03

The foregoing is notwithstanding the procedure that the parties agree to for the handling of Strategic Inventories.

Clause 6	Authorization, Delivery and Receipt.

(i)	CENIT shall inform ECOPETROL of the Authorized Quantity in accordance with the Nomination Procedure.

(ii)	CENIT shall prepare in a discretionary manner the Delivery and Receiving Schedule, to the extent possible, to adapt its operations to the needs expressed by ECOPETROL for the scheduling of Deliveries. In any case, compliance with the deliveries will be measured in accordance with the cycles defined in the Nomination Procedure.

Section 6.02

The Product Transport Service of this agreement includes managing inventories in an Operational Storage method, in accordance with the operational needs of CENIT.

Clause 7	Quality of the Products.

Section 7.01	Quality of Products delivered by ECOPETROL

If the Products delivered by ECOPETROL do not meet the Quality Specifications of Products stipulated in Annex TP-1, CENIT will notify ECOPETROL of the deficiency in quality and may reject them or ask ECOPETROL to pay the costs required for transporting the Products outside of the Quality Specifications, in which case the Parties must agree on the costs beforehand. This is notwithstanding the provisions of Section 6.01 of the General Conditions of the Master Service Contract.

Section 7.02	Quality of Products delivered by CENIT

Except for the variations in quality of the Products produced as a result of Operational Decline, if the quality conditions of the Products delivered by CENIT at the Exit Point do not meet the quality specifications of Annex TP-1, ECOPETROL may reject the Products and ask CENIT to pay the damages resulting from the change in quality of the Products during the Product Transport Service, without exceeding the limit of liability stipulated in Clause 3 of this Chapter. The Parties may agree whether or not damaged Product forms part of the compensation.

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ECOPETROL acknowledges and accepts that the Product Transport Service, given the operation by Batches, generates Transmix and changes in the quality of the Products at the Exit point in relation to the quality that they had at the Entry point. The Parties agree that they will assume what corresponds to each one in the provisions defined by the Competent Authority with regard to handling transmix and Operational Decline and shall make the corresponding adjustments to this Master Service Contract, Chapters and Annexes hereto.

Clause 8	Ownership of the Products.

ECOPETROL warrants that it holds the unencumbered title of ownership of the Products, as well as the right to transfer possession of the Products, or to transfer them for its account to CENIT at the Entry Points. ECOPETROL shall release CENIT from any liability and indemnify it and against any claim, legal action, or damages that may result from lawsuits or claims by third parties that dispute the ownership of the Products that are transported.

Section 8.01

At the Entry Points, CENIT will merely receive possession of the Products, whereby ECOPETROL will continue to hold ownership of the Products while they are transported through the Transport System. CENIT will exercise custody over the Products under the terms and conditions of this Master Service Contract and applicable legislation, from the time at which it receives them at the Entry Points until ECOPETROL takes them at the Exit Points.

Section 8.02	Balances

CENIT shall perform a balance between the total quantities of Products received by CENIT to be transported through the Transport System and the total quantities of Product delivered to the Shippers once the Product Transport Service is completed, within each Operational Month, with the purpose of establishing the Identifiable and Non-Identifiable Losses, Operational Decline and Theft (the “Volumetric Balance”). Once the Volumetric Balance is performed, CENIT shall determine on a pro-rated basis the percentage represented of the quantities of ECOPETROL Products against the total quantities of Products received by CENIT to be transported through the Transport System in the respective Operational Month, the percentage of the Identifiable and Unidentifiable Losses, Thefts and Operational Decline established in the Volumetric Balance that corresponds to ECOPETROL to assume (the “Shipper Balance” applicable to ECOPETROL).

Clause 9	Measuring

Section 9.01	Transitional System

For purposes of this Chapter, the Parties agree that the measuring will be governed by the ECOPETROL Measurement Manual during the first year counted from the Date of Signature. From that time, the measuring will be governed by the CENIT Measurement Manual, and CENIT must guarantee that it complies with the Prudent Industry Practices, and in particular the API Manual of Petroleum Measurement Standards.

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ECOPETROL will send to CENIT the ECOPETROL Measurement Manual within the first five (5) Days following the Date of Signature.

Section 9.02

The Parties agree that for purposes of this Chapter, the dynamic methodology for measurement will apply, in accordance with the Quality Specifications of the Product and the Measurement Manual incorporated into this Master Service Contract in Annex TP-6 or the ECOPETROL Measurement Manual, as applicable pursuant to Section 9.01 of this Chapter.

Section 9.03

CENIT undertakes to keep dynamic meters at the Entry and Exit Points of the Property during the entire life of the Master Service Contract.

Section 9.04	Backup Measuring

Notwithstanding the provisions of Section 9.02 of this Chapter, in the cases when for some reason the dynamic measuring methodology cannot be applied, the Parties understand that the static measuring methodology must be applied, in accordance with the Product Quality Specifications and the Measurement Manual incorporated into this Master Service Contract in Annex TP-6 or the ECOPETROL Measurement Manual, as applicable in accordance with Section 9.01 of this Chapter.

Section 9.05

Differences that arise between the Parties during the dynamic measurement or static measurement shall be resolved pursuant to the procedures set forth in Clause 23 of the General Conditions of the Master Service Contract.

Clause 10	Procedures and Regulations Applicable to the Transport Service

The procedures and regulations indicated below, which form an integral part of this Master Service Contract as annexes, constitute the rules governing the conditions of operation and Product Transport Service of ECOPETROL. The aspects contained in the General Conditions of the Master Services Agreement and this Chapter shall prevail over the conditions established in the annexes to this Chapter. The procedures and regulations are:

(i)	Quality Specifications, incorporated into this Master Service Contract as Annex TP-1.

(ii)	Polyducts, incorporated into this Master Service Contract as Annex TP-2.

(iii)	CENIT Transporter’s Manual, incorporated into this Master Service Contract as Annex TP-3.

(iv)	Product Transport Rates per Polyduct, incorporated into this Master Service Contract as Annex TP-4.

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(v)	ECOPETROL Contracted Capacity per Polyduct, incorporated into this Master Service Contract as Annex TP-5.

(vi)	CENIT Measurement Manual, incorporated into this Master Service Contract as Annex TP-6.

(vii)	Conditions of use of the Strategic Inventory, incorporated into this Master Service Contract as Annex TP-7.

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ECOPETROL – CENIT

Master Service Contract for Products Chapter III – Tank Truck Product Loading Service

Chapter II

Product Storage Service

In addition to the terms contained in the General Conditions of this Master Service Contract, the Parties agree that the Product Storage Service will be governed by the following:

CLAUSES

Clause 1	Scope of Service

Section 1.01

This Chapter and its annexes govern the special conditions for the provision of the Ecopetrol Product Storage Service in accordance with the General Conditions of the Master Service Contract.

This chapter will not apply to Operational Storage except for those at the Colorados Wells Terminal.

In the event that the Competent Authority determines the use of the capacity associated with the Continuity Margin, ECOPETROL must release said capacity, a situation that will reduce the Contracted Capacity of ECOPETROL, notwithstanding the provisions of subsection a, number (ii) of Section 3.05 of the Master Service Contract.

In the event of the foregoing, the Released Capacity shall be deducted from the Firm Capacity in the “Ship or Pay” method of ECOPETROL.

Section 1.02	Description of the Service

(i)	On providing the ECOPETROL Product Storage Service within the infrastructure defined in Annex AP-1 of this Chapter, CENIT undertakes to:

(a)	Receive the ECOPETROL Product for storage thereof up to the Firm Capacity set forth in Annex AP-2 at the Entry Point, in exchange for the payment of remuneration, in accordance with the terms and conditions set forth in this Chapter.

(b)	Store, preserve and maintain the ECOPETROL Product.

(c)	Deliver to ECOPETROL or its designee the ECOPETROL Product at the Exit Points.

Clause 2	Storage Service Rates

The rates that ECOPETROL will pay to CENIT for the provision of the Product Storage Service will be those set forth in Annex AP-3.

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Clause 3	Contractual Liability Limits of CENIT

For the purposes of the provisions of Section 16.02 of the General Conditions of the Master Service Contract, in situations of loss or damage of ECOPETROL Product during the Product Transport Service, the following contractual limit of liability shall be taken into account:

(i)	For consequential damages, CENIT shall pay compensation equal to seventy-five percent (75%) of the Declared Value of the Product for each lost or damaged Barrel.

(ii)	For lost profits, CENIT shall pay compensation equal to twenty-five percent (25%) of the Declared Value of the Product for each lost or damaged Barrel.

(iii)	These limits of liability shall not apply in the event of fraud or gross negligence of CENIT.

Clause 4	Additional Obligations of the Parties

Notwithstanding the provisions of Clause 8 of the General Conditions of the Master Service Contract, the Parties shall have the following Obligations:

Section 4.01	CENIT
(i)	Make available to ECOPETROL the Firm Capacity detailed in Annex AP-2 during the life of this Master Service Contract.

(ii)	Receive the ECOPETROL Product at the Entry Point and deposit it at the Storage Installations up to the Firm Capacity and in accordance with the Delivery and Receiving Schedule and at the Tanker receiving Windows.

(iii)	Allow the withdrawal of the Product, under the terms set forth in this Master Service Contract and in this Chapter.

(iv)	Preserve the quality conditions of the Product in accordance with the terms of this Master Service Contract. The foregoing is notwithstanding ECOPETROL’s obligation to verify the quality of the Products that it delivers to CENIT for those cases in which the same correspond to imported Product.

(v)	Others that arise from this Agreement or regulations in effect.

Section 4.02	ECOPETROL
(i)	Deliver the Product at the Entry Point in compliance with the Quality Specifications set forth in Annex TP-1 to Chapter 1—Product Transport Service by Polyduct.

(ii)	Send the scheduled Tanker receiving windows to CENIT.

(iii)	Maintain its status as importer/refiner.

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(iv)	Comply with current regulations and any others issued in the future by the Competent Colombian Authority for customs processes of Clearance, Release and Nationalization of Product when the same proceeds from imports carried out by ECOPETROL.

(v)	Comply with the Product Rotation Cycles at the Storage Installations so as to preserve the quality of the product.

(vi)	Others that arise from this Agreement or regulations in effect.

Clause 5	Authorization, Delivery and Receipt.

The receipt, storage and delivery of the Product by CENIT and the corresponding delivery and pickup of the Product by ECOPETROL, shall be subject to the following rules:

Section 5.01	Product Storage.

During Storage, CENIT will perform the following tasks:

(i)	It will store the product exclusively at the Storage Installations for the entire time it is rendering Product Storage Services, unless CENIT requests express permission to store the Product at other facilities and ECOPETROL grants said permission.

(ii)	CENIT may store the product at other facilities in the event of a Justifiable Event.

(iii)	ECOPETROL, through its authorized employees, may verify that its Product is in fact stored at the Storage Installations at any time, provided it coordinates the visit with CENIT and complies with the HSE rules.

(iv)	Product Storage Services shall cease to be provided once the product enters the Transportation System at the Entry Point.

Section 5.02	Delivery and Withdrawal Reports

CENIT will send ECOPETROL a detailed report of the movements and inventory of ECOPETROL’s Product stored in the Storage Installations.

Clause 6	Product Quality

Section 6.01	Contamination.

CENIT shall ensure adherence to the ECOPETROL’s Product Quality Specifications, which must remain within the Quality Control Specifications found in Annex TP-1 to Chapter I – Product Transport Service by Polyduct, preventing any contamination.

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In any event, CENIT shall not be required to deliver the product with higher Product Quality Specifications than those received. In the event of a contamination due to improper handling of the Product by CENIT at the Storage Installations, CENIT shall compensate ECOPETROL for any damages this situation may have caused, unless they are the result of a Justifiable Event, or an action or omission on the part of ECOPETROL.

Section 6.02	Failure to meet Product Quality Specifications on the part of ECOPETROL

In the event the product delivered by ECOPETROL at the Entry Point fails to meet the Quality Control Specifications found in Annex TP-1 to Chapter I – Product Transport Service by Polyduct, CENIT will notify it of said quality deficiency and may reject it or request that ECOPETROL to pay the cost of storing the Product that failed to meet the Quality Specifications.

In any case, in the event that this causes CENIT to store quantities less than the Firm Capacity, CENIT shall have the right to receive full payment of the agreed-upon price for storage of the Firm Capacity.

Section 6.03	ECOPETROL Liability

ECOPETROL shall be liable to CENIT and any third party for any damages they may suffer as a result of the fact that the Product delivered by ECOPETROL at the Entry Point failed to meet the Quality Specifications or any applicable standards.

Clause 7	Product Ownership.

ECOPETROL warrants that it is the free and clear owner of the Product, with the right to transfer possession of the Product, or have it transferred on its behalf, to CENIT at the Entry Point. ECOPETROL shall indemnify and hold CENIT harmless from and against any claims, legal action or damages that may result from any claims filed by third parties disputing the ownership of the stored Product.

The foregoing is notwithstanding ECOPETROL’s obligation to comply with all regulations currently in effect or which may be issued in the future by any Competent Authority for Customs Release and Clearance of the Product in the case of Product imported by ECOPETROL.

Section 7.01

CENIT will receive at the Entry Point the mere possession of the Product, and as such ECOPETROL will retain ownership rights over the Product while it is being stored at the Storage Installations. CENIT shall have custody of the Product under the terms and conditions of this Contract and applicable law, from the time it is received at the Entry Point until ECOPETROL removes it as established in this Contract.

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Clause 8	Measurement

Section 8.01	Transitional System

The parties agree that for purposes of this Chapter, measurement shall be governed by the ECOPETROL Measurement Manual for the first year, commencing with the Date of Signature. After said time, measurement shall be governed by the CENIT Measurement Manual, which shall guarantee compliance with Prudent Industry Practices and specifically with the API Manual of Petroleum Measurement Standards.

ECOPETROL shall send CENIT a copy of the ECOPETROL Measurement Manual within five (5) days of the Date of Signature.

Section 8.02

The Parties agree that for purposes of this Chapter, the dynamic measurement methodology shall be used in accordance with the Product Quality Specifications and the Measurement Manual attached to this Master Service Contract as Annex TP-6 of Chapter I Product Transport Service by Polyduct or the ECOPETROL Measurement Manual, as applicable, in accordance with Section 8.01 of this Chapter.

Section 8.03

CENIT agrees to keep dynamic measurement modules at the Points of Entry and Points of Exit of the Property during the time the Master Service Contract is in effect.

Section 8.04	Backup Measurement

Notwithstanding the provisions of Section 9.02 of this Chapter, in cases in which the dynamic measurement methodology cannot be used for some reason, the Parties agree that static measurement methodology shall be used, in accordance with the Product Quality Specifications and the Measurement Manual attached to this Master Service Contract as Annex TP-6 of Chapter I Product Transport Service by Polyduct or the ECOPETROL Measurement Manual, as applicable, in accordance with Section 8.01 of this Chapter.

Section 8.05

Any disputes that may arise between the Parties involving dynamic or static measurement shall be settled in accordance with the procedures established in Clause 23 of the Master Service Contract General Terms and Conditions.

Clause 9	Procedures and Regulations Applicable to the Storage Service

The procedures and regulations listed below, which are incorporated into this Master Service Contract as an annex, shall be the rules governing the operating and ECOPETROL Product Storage Service terms and conditions. The points covered in the General Terms and Conditions of the Master Service Contract and this Chapter shall prevail over any terms and conditions set forth in the annexes to this Chapter. The procedures and regulations are as follows:

(i)	Storage Installations, attached to this Master Service Contract as Annex AP-1

(ii)	ECOPETROL Contracted Storage Capacity, attached to this Master Service Contract as Annex AP-2

(iii)	Storage Service Rates, attached to this Master Service Contract as Annex AP-3

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Master Service Contract for Products Chapter IV – Portside Product Unloading Service

Chapter III

tank truck product loading service

In addition to the terms and conditions listed in the General Terms and Conditions of the Master Service Contract, the Parties agree that the Product Loading onto ECOPETROL Tank Truck Service shall be governed by the following

CLAUSES

Clause 1	Scope of Service

Section 1.01

This Chapter and its Annexes shall govern the terms and conditions specific to the provision of the ECOPETROL Tank Truck Product Loading Service in accordance with the General Terms and Conditions of the Master Service Contract.

For the purpose of addressing unforeseen events, CENIT will reserve capacity of up to six thousand Barrels per day (6,000 BPCD):

(i)	With regard to the capacity CENIT shall reserve, when it must be used by ECOPETROL, it will be under the “Ship and Pay” modality, provided it involves Strategic Inventory replacement and rotation operations.

(ii)	When circumstances so require, CENIT may use more capacity than that described in the above paragraph to address unforeseen events and may even reach agreements with other agents who have firm contracted capacity.

Section 1.02	Description of the Service

CENIT agrees to provide ECOPETROL, in relation to ECOPETROL’s Products, services including but not limited to the following:

(i)	Place ECOPETROL’s Product at ECOPETROL’s disposal at each of the Platforms listed in Annex CPC-1 to this Chapter.

(ii)	Receive and accept Product Nominations from ECOPETROL, in accordance with ECOPETROL’s requirements and the rules governing ECOPETROL Contracted Capacity set forth in Annex CPC-2.

(iii)	Deliver ECOPETROL’s Product at every Platform that meets the Quality Specifications set forth in Annex TP-1 to Chapter I – Product Transport Service by Polyduct of this Chapter. The foregoing notwithstanding ECOPETROL’s obligation to verify the quality of the Products it delivers to CENIT in the case of imported Product.

(iv)	Take custody of and transfer ECOPETROL’s Product at each of the Platforms in accordance with the Nominations made by ECOPETROL and accepted by CENIT.

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Clause 2	Rates for Loading Product onto Tank Trucks

The rates to be paid by ECOPETROL to CENIT for providing the Tank Truck Product Loading Service shall be those agreed upon and listed in Annex CPC-3.

Clause 3	Limitation of CENIT’s Contractual Liability

For the effects of the provisions of Section 16.02 of the General Terms and Conditions of the Master Service Contract, in the event of loss or damage to ECOPETROL’s Product as result of the Product Transportation Service, the following contractual liability limitations shall apply:

(i)	For actual damage, CENIT shall pay compensation equal to seventy-five percent (75%) of the Declared Value of the Product for each Barrel lost or damaged.

(ii)	For lost profits, CENIT shall pay compensation equal to twenty-five percent (25%) of the Declared Value of the Product for each Barrel lost or damaged.

(iii)	These compensation limits shall not apply in the event of fraud or gross negligence on the part of CENIT.

Clause 4	Measurement

Section 4.01	Transitional System

The parties agree that for purposes of this Chapter, measurement shall be governed by the ECOPETROL Measurement Manual for the first year, counted as of the Date of Signature. After said time, measurement shall be governed by the CENIT Measurement Manual, which shall guarantee compliance with Prudent Industry Practices and specifically with the API Manual of Petroleum Measurement Standards.

ECOPETROL shall send CENIT a copy of the ECOPETROL Measurement Manual within five (5) days of the Date of Signature.

Section 4.02

The Parties agree that for purposes of this Chapter, the dynamic measurement methodology shall be used in accordance with the Product Quality Specifications and the Measurement Manual attached to this Master Service Contract as Annex TP-6 of Chapter I Product Transport Service by Polyduct or the ECOPETROL Measurement Manual, as applicable, in accordance with Section 4.01 of this Chapter.

Section 4.03

CENIT agrees to keep dynamic measurement modules at the Points of Entry and Points of Exit of the Property during the time the Master Service Contract is in effect.

Section 4.04	Backup Measurement

Notwithstanding the provisions of Section 4.02 of this Chapter, in cases in which the dynamic measurement methodology cannot be used for some reason, the Parties agree that static measurement methodology shall be used, in accordance with the Product Quality Specifications and the Measurement Manual attached to this Master Service Contract as Annex TP-6 of Chapter I Product Transport Service by Polyduct or the ECOPETROL Measurement Manual, as applicable, in accordance with Section 4.01 of this Chapter.

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Master Service Contract for Products Chapter IV – Portside Product Unloading Service

Section 4.05

Any disputes that may arise between the Parties involving dynamic or static measurement shall be settled in accordance with the procedures established in Clause 23 of the Master Service Contract General Terms and Conditions.

Clause 5	Platform Hours and Operations

The provisions of the Loading and Operation Regulations attached to this Master Service Contract as Annex CPC-4 shall apply.

Clause 6	Procedures and Regulations applicable to the Tank Truck Product Loading Service

The procedures and regulations governing the Tank Truck Product Loading Service shall be those periodically agreed upon between the Parties. The General Terms and Conditions of the Master Service Contract and this Chapter shall prevail over any terms and conditions established in the Annexes to this Chapter.

(i)	Platforms, attached to this Master Service Contract as Annex CPC-1

(ii)	ECOPETROL Contracted Capacity per Platform, attached to this Master Service Contract as Annex CPC-2

(iii)	Rates for Tank Truck Product Loading Service, attached to this Master Service Contract as Annex CPC-3

(iv)	Loading and Operation Rules, attached to this Master Service Contract as Annex CPC-4

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Master Service Contract for Products Chapter IV – Portside Product Unloading Service

Chapter IV

Chapter on Portside Product Unloading

In addition to the terms and conditions listed in the General Terms and Conditions of the Master Service Contract, the Parties agree that the Portside Product Unloading Service shall be governed by the following

CLAUSES

Clause 1	Scope of Portside Product Unloading Service

Section 1.01

This Chapter and its annexes shall govern the terms and conditions specific to the provision of the Service of Unloading ECOPETROL Products at Ports in accordance with the General Terms and Conditions of the Master Service Contract.

Section 1.02	Description of the Portside Product Unloading Service

CENIT agrees to provide ECOPETROL, in relation to ECOPETROL’s Products delivered to CENIT by ECOPETROL, services including but not limited to the following:

(i)	Receive ECOPETROL’s Products arriving at the Ports in tanker ships or any other means of transportation, provided the infrastructure exists to receive them. The foregoing notwithstanding ECOPETROL’s obligation to comply with all regulations currently in effect or which may be issued in the future by any Competent Authority for Customs Release and Clearance of the Product in the case of Product imported by ECOPETROL.

(ii)	Guarantee the quality of the Product(s) after they have been received from ECOPETROL, in accordance with the specifications agreed upon between the Parties, the provisions of this Chapter and Annex DPP-8. The foregoing notwithstanding ECOPETROL’s obligation to verify the quality of the Products it delivers to CENIT in the case of Product imported by ECOPETROL.

(iii)	Receive from the tanker ships at the Ports listed in Annex DPP-1 those ECOPETROL products included in ECOPETROL’s Contracted Capacity.

(iv)	Schedule the tanker ship Unloading Unit windows.

Clause 2	Terms and Conditions of Service

(i)	The provision of the Portside Product Unloading Service described in this Chapter shall be subject to the following:

(a)	The approval of the proper authorities of the assignment of the respective concession contracts or official approvals, as applicable, to CENIT, with regard to the Ports listed in Annex DDP-1.

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Master Service Contract for Products Chapter IV – Portside Product Unloading Service

(b)	CENIT obtaining the proper licenses, permits and authorizations to act as concessionaire.

(ii)	While the port concessions are being exercised by CENIT under the private port system, in the event any Competent Authority modifies the interpretation of the concept of “Legally and Financially Related” discussed in Law 1 of 1991, thereby affecting ECOPETROL’s access rights to the Ports contracted under this Chapter, CENIT shall be obligated to diligently ensure the modification of the port concession contracts to guarantee the Services by means of the same.

(iii)	Except as otherwise expressly agreed between the Parties, any modification of the Port concession contracts or official approvals shall not imply any modification of the rights and access terms granted to ECOPETROL under this Master Service Contract.

Clause 3	Portside Product Unloading Service Rates

(i)	The rates for the Portside Product Unloading Service port shall be those listed in Annex DPP-2

(ii)	Any applicable rates for Port Services shall be collected in accordance with the Port Operation Regulations.

Clause 4	Limitation of CENIT’s Contractual Liability

For the effects of the provisions of Section 16.02 of the General Terms and Conditions of the Master Service Contract, in the event of loss or damage to ECOPETROL’s Product as result of the Product Transportation Service, the following contractual liability limitations shall apply:

(i)	For actual damage, CENIT shall pay compensation equal to seventy-five percent (75%) of the Declared Value of the Product for each Barrel lost or damaged.

(ii)	For lost profits, CENIT shall pay compensation equal to twenty-five percent (25%) of the Declared Value of the Product for each Barrel lost or damaged.

(iii)	These compensation limits shall not apply in the event of fraud or gross negligence on the part of CENIT.

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Master Service Contract for Products Chapter IV – Portside Product Unloading Service

Clause 5	Procedures and Regulations applicable to the Portside Product Unloading Service

Section 5.01

The procedures and regulations listed below, which are incorporated into this Master Service Contract as an annex, shall be the rules governing Port operation and service. The procedures and regulations shall include, but are not limited to, the following:

(i)	Ports, which is attached to this Master Service Contract as Annex DPP-1.

(ii)	Rates for the Portside Product Unloading Service, attached to this Master Service Contract as Annex DPP-2.

(iii)	Port Operation Regulations, attached to this Master Service Contract as Annex DPP-3.

(iv)	Procedure for Resolving Delays, attached to this Master Service Contract as Annex DPP-4.

(v)	ECOPETROL Contracted Capacity for Ports, attached to this Master Service Contract as Annex DPP-5.

(vi)	Port Entry and Exit Points, attached to this Master Service Contract as Annex DPP-6.

(vii)	Procedure for Scheduling Windows, attached to this Master Service Contract as Annex DPP-7.

(viii)	Product Quality Specifications for Unloading in Ports, attached to this Master Service Contract as Annex DPP-8.

(ix)	MARPOL: International Convention for the prevention of pollution from ships, published in London on November second (2) 1973 and ratified by the Colombian Congress by Law 12 of 1981, and the amendments and additions thereto, attached to this Master Service Contract as Annex DPP-9.

Section 5.02

Given the fact that as of the Date of Signature, CENIT does not hold the port concessions that have currently been awarded to ECOPETROL, the Parties agree to agree to the annexes listed in this Chapter within a period not to exceed two (2) months as of the date on which the port concessions are assigned, and make any necessary adjustments.

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